EXHIBIT 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

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VESSEL CONSTRUCTION AGREEMENT

BY AND BETWEEN

CONRAD SHIPYARD, L.L.C.

(Builder)

AND

GREAT LAKES DREDGE & DOCK COMPANY, LLC

(Owner)

ONE (1) TRAILING SUCTION HOPPER DREDGE

And Option Vessel

Dated June 5, 2020

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TABLE OF CONTENTS

Article 1UNDERTAKING AND PRICE1

Article 2DEFINITIONS2

Article 3SCOPE OF WORK9

Article 4PAYMENT13

Article 5DESIGN OWNERSHIP AND RESPONSIBILITY17

Article 6PROSECUTION OF THE WORK, PROJECT SCHEDULE18

Article 7CHANGE orders22

Article 8OWNER’S REPRESENTATIVE25

Article 9OWNER’S RIGHT OF INSPECTION26

Article 10TRIALS AND DELIVERY28

Article 11WARRANTY32

Article 12INSURANCE34

Article 13FINANCIAL SECURITY37

Article 14FORCE MAJEURE AND PERMISSIBLE DELAY38

Article 15EARLY DELIVERY BONUS, LIQUIDATED DAMAGES FOR DELAY41

Article 16DEFAULT AND TERMINATION44

Article 17LIMITATION OF DAMAGES48

Article 18ASSIGNMENT OF THIS AGREEMENT49

Article 19COMPLIANCE WITH LAWS49

Article 20INTELLECTUAL PROPERTY50

Article 21NOTICES AND COMMUNICATIONS51

Article 22TITLE, SECURITY, AND WARRANTY OF TITLE53

Article 23INDEMNIFICATION55

Article 24TECHNICAL DISPUTES.57

Article 25DISPUTE RESOLUTION AND LIMITATIONS PERIOD58

Article 26TAXES, DUTIES, AND TARIFFS59

Article 27CONTRACT INTERPRETATION60

Article 28PUBLICITY AND DISCLOSURES.61

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Article 29AUDITS61

Article 30MISCELLANEOUS61

LIST OF EXHIBITS

Exhibit A	Vessel Contract Price and Delivery Date
Exhibit B	Specifications
Exhibit C	[Intentionally Omitted]
Exhibit D	[Intentionally Omitted]
Exhibit E	Owner Furnished Items
Exhibit F-1	Form of Stage Completion Certificate
Exhibit F-2	Form of Builder's Invoice
Exhibit G-1	Form of Builder's Lien Release
Exhibit G-2	Form of Subcontractors' and Suppliers' Lien Release
Exhibit H	Form of Certificate of Completion and Delivery
Exhibit I	Form of Change Order
Exhibit J	Form of Owner's Warranty Notification to Builder
Exhibit K	Builder's Preliminary Schedule
Exhibit L-1	Form of Payment Bond
Exhibit L-2	Form of Performance Bond
Exhibit M	Form of Protocol of Delivery and Acceptance
Exhibit N	Form of Builder’s Corporate Parent Guarantee
Exhibit O	Time and Material Rates
Exhibit P	Form of Shipyard Contract Deficiency Report
Exhibit Q	Interim Installment and Stage of Completion Schedule
Exhibit R	Alternate Scope Proposals

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VESSEL CONSTRUCTION AGREEMENT

THIS VESSEL CONSTRUCTION AGREEMENT is made as of the 5th day of June, 2020 (hereinafter, this “Agreement”), between Conrad Shipyard, L.L.C. (hereinafter, “Builder”), a Louisiana limited liability company whose principal place of business address is 1501 Front Street, Morgan City, Louisiana 70380 and Great Lakes Dredge & Dock Company, LLC (hereinafter, “Owner”), a Delaware limited liability company whose principal place of business address is 2122 York Road, Oak Brook, Illinois 60523, for the design and construction of the Vessel (as defined below).

Builder and Owner agree as set forth below.

W I T N E S S E T H:

Article 1UNDERTAKING AND PRICE

1.1Initial Undertaking.  Builder agrees to build at its own risk and expense and to sell, and Owner agrees to purchase, the Initial Vessel (as defined below) on the terms and conditions as set forth herein.  The Initial Vessel shall be a trailing suction hopper dredge vessel, constructed to the Design, for the Contract Price, all in accordance with the Contract Documents.

1.2U.S. Build.  Without limitation to the foregoing, Builder is to ensure that the Initial Vessel is built in the United States as required by United States law to be eligible for documentation under the United States flag with a coastwise trade endorsement; including ensuring that all major components used in the construction of the Initial Vessel are fabricated in the United States, and that all construction and all assembly for the construction of the Initial Vessel is done in the United States.

1.3Contract Price.  The Contract Price to be paid by Owner for the Work for the Initial Vessel shall be as set forth in Exhibit A and may only be adjusted as provided in accordance with the terms of this Agreement.

1.4Delivery.  Builder shall deliver the Initial Vessel to Owner at the Delivery Point, safely afloat, in all respects fully seaworthy, fully constructed, fully outfitted, and fully tested in accordance with the Design as set forth in the Contract Documents.  Delivery shall be made by the Delivery Date shown on Exhibit A, subject to any Permissible Delays permitted in accordance with Article 14.

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1.5Option Vessel.  Owner shall have the option to purchase an additional Vessel (the “Option Vessel”) on the terms and conditions set forth below:

(a)	The Contract Price for the Option Vessel shall be the Option Vessel Price set forth in Exhibit A, which may only be adjusted as provided in accordance with the terms of this Agreement.
(b)

As long as Owner is not in default under this Agreement pursuant to Section 16.2, notwithstanding any cure period that may be applicable, at the time Owner exercises the following right, Owner may exercise its right to purchase the Option Vessel by written notification delivered to Builder not later than twelve (12) months from the Effective Date of this Agreement, or such later date as may be mutually agreed by the Parties.

(c)

If Owner’s option is exercised within the foregoing period, the initial Scheduled Delivery Date for the Option Vessel will be determined by a schedule mutually agreed between the Parties at the time that Owner exercises its option, provided, however, that the duration of the construction period shall not exceed that used for the Initial Vessel unless otherwise mutually agreed in writing.

(d)	All other provisions of this Agreement shall apply in connection with the construction of the Option Vessel, mutatis mutandis.
(e)

For convenience, all subsequent references below shall be to a single Vessel, but without limitation of Owner’s right to order an Option Vessel; where this Agreement refers to “the Vessel,” such reference shall be deemed to refer to either the Initial Vessel or the Option Vessel, as applicable.

1.6Specifications.  The Parties have agreed that the Vessel shall be built to the specifications set forth in the attached Exhibit B (the “Specifications”).  The Specifications may be changed from time to time during the construction of the Vessel in accordance with the procedures stated below, and such changes will be set forth in one or more sequentially numbered Change Orders (as defined below).

Article 2DEFINITIONS

“Affiliates” means for purposes of this Agreement any entity that controls, is controlled by, or is under common control with another entity.  An entity is deemed to control another if it owns directly or indirectly at least fifty percent (50%) of (i) the shares entitled to vote at a general election of directors of such other entity, or (ii) the voting interest in such other entity if such other entity does not have either shares or directors.

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“Agreement” has the meaning defined in the Preamble.

“Alternate Scope Proposals” has the meaning defined in Section 7.11.

“Announced Regulatory Amendment” shall mean an announcement by a Regulatory Authority of an upcoming Change in Law applicable to the Vessel that has an established effective date and has been publicly promulgated by means of a Circular issued by the IMO or an IMO Committee, or similar announcement from the Classification Society, or a Final Rule issued by a Regulatory Authority.

“Approval Disputes” has the meaning defined in Section 24.2.

“Bond” means a surety bond to be provided by Builder pursuant to Section 13.1 that shall be substantially in the form of American Institute of Architects standard form document A312-2010, forms of which are attached hereto as Exhibit L-1 and Exhibit L-2, or as otherwise reasonably acceptable to Owner.

“Builder” has the meaning defined in the Preamble.

“Builder Group” has the meaning defined in Section 23.3.

“Builder Personnel” means all employees of Builder and the employees of any Subcontractor of Builder, at any tier.

“Builder’s Corporate Parent Guarantee” means a corporate parent guarantee to be provided by Builder’s corporate parent to Owner pursuant to Section 13.3, substantially in the form of Exhibit N, or as otherwise reasonably acceptable to Owner.

“Builder’s Representative” means those Persons designated in writing by Builder to act as Builder’s representative and act on behalf of Builder as its primary point of contact in connection with this Agreement and the Work.

“Builder’s Process” means the detailed construction documentation of the Vessel, including construction modeling, lofting, numerical control code and/or tapes, detail construction documentation including but not limited to material lists, all of which have been developed by Builder for the work contemplated by this Agreement.

“Certificate of Completion and Delivery” has the meaning defined in Section 4.9.

“Change Order” means a written instrument prepared by Builder and signed by Owner and Builder, stating their agreement upon: (1) a change in the Work; (2) the amount of the

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adjustment in the Contract Price if any; and (3) the extent of the adjustment in the Delivery Date, if any.

“Classification Society” means the American Bureau of Shipping.

“Coast Guard” means the United States Coast Guard.

“Contract Documents” has the meaning defined in Section 27.1.

“Contract Drawings” means the contract drawings listed in an addendum to the Specifications showing the design and construction of the Vessel as further described in the Specifications.

“Contract Price” means the price for the Vessel to be constructed pursuant to this Agreement as shown on Exhibit A including any Modifications thereto and any price adjustments allowed by this Agreement.

“Days” means Gregorian Calendar days, unless otherwise defined.  Each Day shall be a single twenty-four hour period commencing at 12:00 a.m., local time at the Shipyard at Amelia, Louisiana.

“Delivery” means Builder’s transfer of possession and Owner's acceptance of the Vessel completed in accordance with the Contract Documents, subject to the warranties set forth in Article 11, as evidenced by Builder's and Owner's execution of a Protocol of Delivery and Acceptance in the form of Exhibit M.

“Delivery Documents” has the meaning defined in Section 4.9(f).

“Delivery Date” means the date on which Builder is required to deliver the Vessel to Owner as shown on Exhibit A, subject to extensions through Permissible Delays pursuant to Article 14.

“Delivery Payment” means the final payment to be made by Owner to Builder in connection with the construction of the Vessel.

“Delivery Point” means the location at which the Delivery of the Vessel is to be made in accordance with Section 10.18, which shall be Builder's Shipyard located in Amelia, Louisiana, or such other location as may be mutually agreed.

“Design” means the design of a trailing suction hopper barge, as described and specified in the Specifications and other Contract Documents, and shall also include all documents embodying such design and all Intellectual Property embodied in such design documents, as specified in the Contract Documents.

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“Detailed Construction Documentation” means all construction documentation of the Vessel created by Builder or its Subcontractors, as specified in Exhibit B.

“Dock Trials” means the testing of any portion of the Work by Builder or Owner prior to, and as a condition of, Delivery as described in Section 10.3 and in the Specifications.

“Dredging System” has the meaning defined in Section 10.6.

“Effective Date” shall be the date on which the later of the following events have occurred: (i) this Agreement has been signed by both Parties, and (ii) Owner has made payment of the initial Interim Installment Payment to Builder in accordance with Exhibit Q.

“EPA” means the United States Environmental Protection Agency.

“Force Majeure” has the meaning defined in Section 14.2.

“Good Shipbuilding Practice” as used herein, means the construction of a ship or vessel in accordance with all applicable flag state regulations and classification society rules using those vessel construction practices and work management systems employed by competent and well-qualified commercial vessel builders, with due consideration to good quality, incorporating the specified components to meet Specification requirements, utilizing construction and testing methods to ensure that the completed Vessel will conform to the Contract Documents.

“IMO” means the International Maritime Organization.

“Initial Vessel” means the first Vessel to be constructed under this Agreement, in the event that Owner exercises its option for the construction of an Option Vessel under the terms and conditions of this Agreement.

“Intellectual Property” means all trade names, trademarks, service marks, and other identifying names or source indicia associated with the Work, whether registered or unregistered, and including all goodwill relating to any of the foregoing, and all applications for any of the foregoing; all patents, copyrights, including any design copyrights protected pursuant to 17 U.S.C. § 1301, et seq., copyright registrations and patent applications for the foregoing, together with all divisions, renewals, and continuations of any of the foregoing, and all know-how, unpatented inventions, trade secrets, and other intellectual property embodied in or pertaining to the Work or the Design.

“Interim Installment Payment” means a payment due upon completion of a Stage of Completion in accordance with Section 4.2 and Exhibit Q.

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“IP Claims” has the meaning defined in Section 20.1.

“Joint Surveyor” has the meaning defined in Section 24.3.

“Letter of Credit” has the meaning defined in Section 13.2.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust, or other preferential arrangement having the practical effect of any of the foregoing.

“Lien Release” means a lien release in favor of the Vessel and Owner, executed by Builder and each Material Subcontractor or Supplier, in the form of Exhibits G-1 and G-2.

“Maker’s List” has the meaning defined in Section 3.21.

“Major Equipment” means all items with a purchase cost of [***] or greater, and also includes without regard to cost all engines, gearboxes, and the Dredging System”.

“Materials” means everything, other than Owner Furnished Items, that is required for the construction and Delivery of the Vessel in compliance with the Specifications, including, without limitation, all materials, supplies, machinery, machinery parts, equipment, electronics, hardware, piping, timber, ferrous and non-ferrous plate, shapes, and other tangible items that are incorporated or used in, or that are identified to or intended to be incorporated or used in, the construction of the Vessel.

“Material Non-Conformities” has the meaning defined in Section 10.15.

“Material Subcontract” means any contract of Builder with a Subcontractor, Supplier, or other vendor in connection with the Work with a value in excess of [***].

“Material Subcontractor or Supplier” means Subcontractor or Supplier of Builder providing goods and/or services in excess of [***] in respect of the Work.

“Minor Non-Conformities” has the meaning defined in Section 10.13.

“Modification” means: (1) a written amendment to this Agreement signed by both Parties, or (2) a Change Order.

“Notice of Arbitration” has the meaning defined in Section 25.6.

“Option Vessel” means the second Vessel to be constructed under this Agreement, in the event

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that Owner exercises its option for the construction of a second Vessel under the terms and conditions of this Agreement.

“Owner” has the meaning defined in the Preamble.

“Owner Furnished Items” means those items furnished by Owner to be installed in the Vessel by Builder as part of the Work as defined in Exhibit E.

“Owner Group” has the meaning defined in Section 23.1.

“Owner Personnel” means all employees of Owner, Owner's Representative, and the employees of any subcontractor of Owner (excluding Builder Personnel), at any tier.

“Owner’s Representative” means those Persons designated in writing by Owner to represent and act on behalf of Owner as described more fully in Section 8.1. as Owner’s primary point of contact in connection with this Agreement and the Work.

“Parties” refers to Owner and Builder collectively, and “Party” means either of them individually.

“Permissible Delay” has the meaning defined in Section 14.1.

“Person” means an individual, or any corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity).

“Project Schedule” has the meaning defined in Section 6.7 and more fully described in Article 6.

“Protocol of Delivery and Acceptance” means a document in the form of Exhibit M to be executed by Builder and Owner upon Delivery of the Vessel.

“Rain Day” has the meaning defined in Section 14.5.

“Regulatory Authorities” as used herein means the Coast Guard, the Classification Society, the U.S. Public Health Service, the International Maritime Organization, United States Customs and Border Protection, the EPA, and any other applicable governmental body or agency responsible for ensuring the Vessel's compliance with all requirements imposed by United States law and regulations, international conventions, the Classification Society, or any other requirement applicable to the Vessel (each a “Regulatory Authority”).

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“Retained Amount” has the meaning defined in Section 10.6.

“Sea Trials” means those trials as described in Section 10.4 and in the Specifications.

“Shipyard” means collectively those shipyards and ancillary facilities owned, leased, or used by Builder in connection with the Work under this Agreement.

“Shipyard Contract Deficiency Report” means a report in the form set out in Exhibit P.

“SMA Rules” has the meaning defined in Section 25.4.

“SOLAS” means the International Convention for the Safety of Life at Sea.

“Specifications” means the specifications attached hereto as Exhibit B.

“Stage Completion Certificate” means a certificate, in the form set forth in Exhibit F-1, attesting to the completion of each stage of the Work as referred to in Section 4.4 and corresponding to the Interim Installment Schedule set forth in Exhibit Q.

“Subcontractor” means any Person other than an employee of Builder, engaged by Builder to execute any part of the Work under this Agreement on behalf of Builder.

“Supplier” means any Person responsible for the supply, manufacture, construction, installation, or delivery to Builder of any of the Materials.

“System Tests” has the meaning defined in Section 10.6.

“Technical Disputes” has the meaning defined in Section 24.3.

“Vessel” means the vessel to be designed and constructed in accordance with the Contract Documents.

“Warranty Period” as used herein means a three hundred and sixty-five (365) Day period following Delivery of the Vessel, or in the case of a warranty given by a third party, such period specified in such warranty, but not less than a three hundred and sixty-five (365) Day period following Delivery of the Vessel.

“Work” as used herein, means the work required to be performed by Builder in accordance with the Contract Documents, whether performed by Builder or any Subcontractor and whether completed or partially completed, and includes all labor, Materials, equipment and services provided or to be provided by or on behalf of Builder to fulfill Builder's obligations hereunder.  The Work shall also include Builder's obligation to pay in due course for all such labor,

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Materials, equipment, and services provided or to be provided on behalf of Builder to fulfill Builder's obligations hereunder.

“Working Days” means “business days,” Monday through Friday, excluding weekends and national or state recognized holidays applicable to the local jurisdiction in which the Work is performed.

Terms defined in this Agreement, either in Article 2 or elsewhere in this Agreement, which are used in the other Contract Documents or Change Orders but not otherwise defined therein, shall have the meanings assigned to them in this Agreement.  References to Articles, Sections and Exhibits shall constitute references to Articles and Sections of this Agreement and Exhibits attached to this Agreement, unless otherwise indicated.

Article 3SCOPE OF WORK

3.1The Vessel shall be constructed in accordance with the Contract Documents as well as all applicable rules and regulations of the Regulatory Authorities, including, without limitation, Coast Guard regulations, EPA regulations, SOLAS, the International Convention on Load Lines (as amended), and all applicable Rules of the Classification Society. Without limitation to the Specifications, the Vessel shall have the following principal characteristics:

Length overall (max)[***] feet

Length between perpendiculars[***] feet

Breadth, moulded[***] feet

Depth, moulded[***] feet

Draft, max dredge[***] feet

Displacement at [***] foot draft[***] long tons*

Deadweight “all told” at [***] foot draft[***] long tons*

Gross Tonnage (ITC)[***] gross tons (ITC)*

Net Tonnage (ITC) [***] net tons (ITC)*

Hopper capacity at highest overflow level, net[***] cubic yards

Inside diameter of trailing suction pipes[***] inches

Maximum Dredging depth below waterline (approximate)[***] feet

(* tonnage figures are approximates pending vessel admeasurement)

3.2Owner and Builder each expressly acknowledge and agree that Owner has provided to Builder the Design as reviewed by the Classification Society.  Upon execution of this Agreement, Builder shall have the sole and exclusive responsibility to finalize all Design drawings for the performance of the Work, and to submit all Design drawings, plans, and documentation as may be required for final review and approval of the Regulatory Authorities having jurisdiction

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over the Vessel, and the creation of any design models or similar products required for the performance of the Work.

3.3Builder shall have sole and exclusive responsibility to obtain timely any approval required by any Regulatory Authority for any Builder Process derived by Builder from the Specifications, Contract Documents, Design drawings, or Builder furnished equipment that requires approval by any Regulatory Authority.  Without limitation to the foregoing, Builder shall be solely responsible to obtain all necessary approvals from the Regulatory Authorities for the construction, classification, and issuance of the Coast Guard Certificate of Inspection for the Vessel, including the final approval of all plans, arrangements, and drawings.

3.4Builder shall provide copies to Owner of each and all stamped plans, approval letters, equipment documentation approvals, Class survey reports, and all other approvals issued by Regulatory Authorities as Builder receives same from the Regulatory Authorities.

3.5Builder agrees to furnish a suitable location at its Shipyard for the full and timely construction of the Vessel together with all labor, management, tools, equipment, Materials, services, and fees necessary for the construction, completion, inspection, and certification of the Vessel.  Without limitation to the foregoing or to the provisions of Section 3.12, Builder also agrees to furnish a suitable location for the storage of Owner Furnished Items in accordance with Good Shipbuilding Practice, including without limitation the protection of Owner Furnished Items from the elements, theft, and damage as may be required by the nature of specific Owner Furnished Items.

3.6Subject to Article 19, Builder will comply with, and construct the Vessel to comply with, all applicable requirements of governing Regulatory Authorities in effect at the Effective Date.  All fees and charges of a Regulatory Authority, including fees and charges for inspection of the Work shall be for the account of and paid by Builder, except those fees and charges of the Classification Society for the review of Owner Furnished Items, which shall be for the account of and paid for by Owner.

3.7If after the Effective Date Builder becomes aware that any portion of the Contract Documents do not comply with any rules, regulations, or requirements of the Regulatory Authorities, Builder shall promptly notify Owner of such non-compliance.  Any alterations in the Work required to correct such non-compliance shall be addressed through a Change Order in accordance with Section 7.8.

3.8Builder will provide and/or install and commission all Materials shown in the Specifications, including the installation of Owner Furnished Items, except those items which the Specifications state are to be installed by Owner or its separate contractors.

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3.9With respect to such items to be installed by Owner or its separate contractors, Builder shall provide reasonable assistance with respect to such installation in accordance with the Contract Documents and the Project Schedule.  Without limitation to the foregoing, Builder shall receive, store, protect, and insure all Owner Furnished Items to be incorporated into the Vessel delivered to the Shipyard.  Upon receipt of such Owner Furnished Items at the Shipyard, Builder shall inspect for, and note on the carrier's receipt, any shipping damage that is reasonably ascertainable upon a reasonable examination of the item, material, and packaging, and check that the item or material conforms to the applicable Bills of Lading with regard to item description and quantity.

3.10Upon delivery of each Owner Furnished Item to the Shipyard, as soon as possible, but not later than the following Working Day, Builder shall notify Owner's Representative of such delivery.  Upon such notification, Owner’s Representative shall, at Owner's expense and risk, inspect such Owner Furnished Item.

3.11Provided that Builder has complied with the obligations of this Article, Builder shall not be liable for any damage to an Owner Furnished Item for loss or damage arising prior to delivery to the Shipyard.

3.12Builder shall have the duties of a bailee with respect to all Owner Furnished Items in Builder’s custody, and Builder shall be liable to Owner to the extent of available insurance coverage for any damage to, or loss of, any Owner Furnished Item while in Builder's custody howsoever occurring.  Owner shall be responsible for providing Builder accurate values of all Owner Furnished Items upon Builder’s request.

3.13Builder shall schedule the commissioning of Owner Furnished Items in cooperation with Owner.  The cost of technical support required to commission Owner Furnished Items after installation by Builder shall be the responsibility of Owner.

3.14Builder shall allow sufficient time and working area to allow the timely and safe installation and commissioning of all equipment and the loading of supplies prior to the Vessel's departure voyage.

3.15Exhibit E attached hereto identifies all Owner Furnished Items and vendor furnished information for Owner Furnished Items together with the fair market value of such equipment and appurtenances for use in determining the policy value of Builder's Risk Insurance under Article 10.1(c).  The cost of Builder's Risk Insurance for Owner Furnished Items (for values shown in Exhibit E) shall be for the account of and paid by Builder.  If Owner requests Builder to place additional insurance, the cost to Owner will be Builder's incremental cost for such additional

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insurance.  Owner Furnished Items and vendor furnished information shall be delivered free of cost to Builder at Builder's Shipyard by the dates set forth in Exhibit E.

3.16Builder will allow Owner’s Representative to examine the Vessel and the Work during construction at the Shipyard and all other facilities used in the Work, at all reasonable times.

3.17The Parties understand and accept the relationship of trust and confidence established between them by this Agreement.

3.18The Parties agree and understand that Builder is an independent contractor in the performance of the Work, maintaining complete control of its workers, the worksite, and its operations.  Neither Builder nor anyone employed, engaged, or subcontracted by Builder shall become an agent, representative, servant, or employee of Owner in the performance of the Work or any part of it.  Subject to Owner’s rights in the event of a default under Article 16, Owner shall have no right or authority to supervise, direct, or instruct Builder's personnel or to bind Builder in any way to any third party.

3.19This Agreement does not convey any agency authority on Builder, and Builder shall have no authority whatsoever to act on behalf of Owner or to bind Owner in any way, except as may be provided expressly elsewhere in this Agreement or in separate documents for specified purposes.  Builder expressly agrees that it shall not attempt or purport to act on behalf of Owner without Owner’s prior express written authorization.

3.20Builder shall be responsible for completion of the Work as a whole.  Builder may allocate certain portions of the Work to be performed under subcontracts or similar agreements between Builder and Subcontractor, and Owner shall have no liability for such subcontracts.  Nothing contained in the Contract Documents shall create any contractual relationship between Owner and any Subcontractor.

3.21Without limitation to the provisions of Section 3.20, the Specifications shall include a list of mutually acceptable subcontractors and suppliers in connection with the Vessel (such list, the “Maker’s List”).  Builder shall have the right to designate specific Persons from the list for specific work or supplies.  Builder may not use a subcontractor or supplier not on the Maker’s List without the prior written approval of Owner.

3.22Owner shall have the right to designate other specific Persons, from the Maker’s List or otherwise, to serve as subcontractors or suppliers in connection with the Work; provided, however, that: (i) Builder shall have the right to reasonably object to any Owner-recommended sub-contractors or suppliers not chosen from the Maker’s List; and (ii) any increase in cost, delay

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in delivery, or other change to the speed, weight, or other characteristic of the Vessel resulting from such designation by Owner shall be for Owner’s account.

3.23Builder shall furnish to Owner at its request a copy of each Material Subcontract it enters into in connection with the Work.

Article 4PAYMENT

4.1The Work shall be performed by Builder in consideration of Owner's payment of the Contract Price for Vessel set forth in Exhibit A of this Agreement, as may be modified by Change Orders.

4.2Owner agrees to pay the Contract Price of Vessel to Builder in Interim Installment Payments correlating to the Stage of Completion schedule as set forth in Exhibit Q.  In the event that Owner fails to pay the first Interim Installment Payment on the date of execution of the Agreement, Builder shall have the right to (i) cancel this Agreement, in which event Builder shall have no further obligation to Owner hereunder, or (ii) suspend performance of the Agreement until Owner pays the first Interim Installment Payment.  In the event of such suspension, the Effective Date of this Agreement shall be deemed to be the date on which Owner pays the first Interim Installment Payment and the Project Schedule, including the Delivery Date, shall be adjusted commensurate with the period of suspension.  In no event shall Owner be required to make an Interim Installment Payment to Builder until Builder has accomplished the progress of Work required for that Interim Installment Payment.

4.3Notwithstanding any other provision of this Agreement, Owner shall have the right, in its sole discretion, to pay supplier’s invoices for Major Equipment directly upon written request to Builder.  Builder shall credit the amount of any such direct payment to the next Interim Installment Payment due from Owner.

4.4Builder shall give Owner written notice of the intended date of issuance of a relevant Stage Completion Certificate not more than fifteen (15) or less than ten (10) Working Days before issuance.  The form of Stage Completion Certificate is attached as Exhibit F-1 to this Agreement.  Builder shall tender to Owner each Stage Completion Certificate along with a Builder's Invoice in the form attached as Exhibit F-2 and with the appropriate Lien Release(s) as described in Section 4.7.

4.5Except for the first Interim Installment Payment, the Delivery Payment, and any Interim Installment Payment that is disputed and subject to resolution pursuant to Section 4.8, Owner shall make each Interim Installment Payment within ten (10) Days of receipt of the relevant Stage Completion Certificate, Lien Release(s), and Builder's Invoice, each properly completed and

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executed.  With respect to Interim Installment Payments disputed and resolved pursuant to Section 4.8, payment shall be due within ten (10) Days of resolution of such dispute.  With respect to the Delivery Payment, payment shall be due upon Delivery of the Vessel and prior to the Vessel leaving Builder's Delivery Point.

4.6Except for the first Stage of Completion, Builder shall furnish a Stage Completion Certificate for each Stage of Completion for Vessel which shall state: (i) the stage of Work achieved; (ii) that the Work completed complies with the Contract Documents; and (iii) that, subject to payment by Owner therefor, there are no Liens upon the Vessel for labor, Materials or equipment, except for those created by Owner or Owner’s subcontractors, vendors, or employees.  Each required Stage Completion Certificate shall be executed and certified by the President of Builder.

4.7If Builder has created or suffered any outstanding Lien on the Vessel, Owner shall not be obligated to make payment until such Lien is resolved, unless such Lien is held by Owner, its employees, subcontractors, vendors, inspectors, assigns or Affiliates.  Confirmation of the absence of Liens against the Vessel shall be certified through the tender of Lien Release(s) in the forms of Exhibit G-1 and G-2 in favor of the Vessel and Owner executed by Builder and each Material Subcontractor or Supplier.

4.8Except for disputes arising during the final Stage of Completion, if Owner objects upon receipt of the Stage Completion Certificate on grounds that the pertinent stage has not been reached, the dispute will be submitted to a Senior Surveyor of the Classification Society whose decision as to achievement of the relevant stage will be final and binding.

4.9Not later than the time of Delivery of Vessel, Builder shall execute and deliver to Owner the following certifications:

(a)	a Certificate of Completion and Delivery in the form of Exhibit H (including all documents listed therein) stating:
(i)	that the Vessel has been completed;
(ii)	that all trials and tests have been satisfactorily completed; and
(iii)	that the Vessel complies with the Contract Documents and is free from known defects in Builder's materials and workmanship;
(b)	final Lien Releases from Builder, in the form of Exhibit G-1 and from all Subcontractors and Suppliers in the form attached as Exhibit G-2;

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(c)	the Detailed Construction Documentation;
(d)	a Protocol of Delivery and Acceptance in the form set forth in Exhibit M and signed by Builder;
(e)	any other documents set forth in the Specifications; and
(f)

any other documents required by applicable law or by any Regulatory Authority for Owner to have the Vessel documented in Owner's name and to enable the Vessel to commence operations as a trailing suction hopper dredge inspected under 46 C.F.R. Subchapter I with a United States coastwise trade endorsement; or as may otherwise reasonably be required by Owner (the foregoing documents collectively referred to as the “Delivery Documents”).

4.10Upon receipt of all Delivery Documents, Owner shall co-execute the Protocol of Delivery and Acceptance or a counterpart and shall pay Builder the Delivery Payment indicated in Exhibit Q, subject to the following adjustments:

(a)	plus any and all time and material payments that have not been paid to date;
(b)

plus any applicable State or Local Sales and/or Use Taxes, unless Owner has provided to Builder documents or copies of documents as may be required by applicable law to obtain a sales or use tax exemption (s);

(c)	plus or less any changes in the Contract Price resulting from fully executed Change Orders that have not been paid or credited prior to Delivery;
(d)	plus the value of any Builder-furnished stores on board at time of Delivery;
(e)	plus any early delivery bonus that may have accrued in accordance with Section 15.1; and
(f)	less any liquidated damages for delay that may have accrued in accordance with Article 15.

4.11If the amount of undisputed adjustments set out in Section 4.10 in favor of Owner is greater than the amount owed for the Delivery Payment, then Builder shall pay the difference to Owner at the time of Delivery.

4.12In the event of any dispute between the Parties at the time of Delivery, the Parties shall reserve their respective rights regarding the dispute and Builder shall make, and Owner shall accept, Delivery of the Vessel subject to such reservations.  Furthermore, in the event of such

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dispute, Owner shall deposit any disputed amounts in escrow, and Builder shall deliver the Vessel with the disputed amount to be listed as an exception to Delivery on the Protocol of Delivery and Acceptance.  Without limitation to the foregoing and for the sake of clarity, Builder shall not withhold or otherwise delay or encumber the Delivery of the Vessel and Owner shall not withhold acceptance of the Vessel or the payment of any undisputed amounts as determined pursuant to Section 4.10.

4.13All payments due hereunder shall be made by wire transfer unless otherwise specified herein.  Builder and Owner shall furnish their respective wire transfer instructions to the other Party.

4.14Any late payments shall accrue interest at the average prime rate issued by Bank of America N.A.  per annum rate of interest plus two percent (2%) per annum from the date that the payment was due until paid.

4.15Any payments made by Owner shall be without prejudice to, or waiver of, any of Owner’s rights, defenses, claims, and remedies arising under or related to the Vessel and this Agreement.

4.16The Contract Price shall be adjusted by any change or adjustment agreed by the Parties in accordance with Article 7.  For any change in the Work giving rise to an increase or decrease in the Contract Price where the value of such change has not been determined or agreed by the Parties as of the time of the next Interim Installment Payment, then for purposes of determining the Interim Installment Payment and subject to a final determination, the value shall be estimated as the midpoint between Builder's and Owner's independent estimates of the increase or decrease in the Contract Price due to such change or adjustment, unless Owner and Builder agree otherwise.  When the value of such change or adjustment is finally determined, the Parties shall adjust the Contract Price and the remaining Interim Installment Payments to reflect any variance between the estimate and the final determination.

4.17In the event that an increase or decrease in the Contract Price due to change or adjustment under Article 7 below is not mutually agreed to prior to Delivery of the Vessel to Owner, appropriate adjustment of any overpayment or underpayment shall be made promptly upon final determination in accordance with Article 25 as to the increase or decrease and any adjustments required to the Contract Price shall be paid or refunded within ten (10) Days of the date of such final determination.

4.18If a change or adjustment shall result in an agreed increase or decrease in the Contract Price for the Vessel, all remaining Interim Installment Payments shall take account of such increased or decreased Contract Price, as set forth above.  Without limitation to the foregoing,

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in addition, the first such Interim Installment Payment that becomes due after the subject increase or decrease shall be adjusted by an amount equal to the product of (a) the amount of the increase or decrease in the Contract Price and (b) the aggregate percentage of the Contract Price required to be paid on or before the due date of such Interim Installment Payment.

Article 5DESIGN OWNERSHIP AND RESPONSIBILITY

5.1The Design and any Detailed Construction Documentation prepared by or for Owner in connection with the Design or the Work and any Intellectual Property they embody is and shall remain the sole and exclusive property of Owner and may be used by Owner without restriction.

5.2Owner certifies and warrants that Owner has the right to possess, modify and otherwise use the Design and any Detailed Construction Documentation furnished by Owner or by Owner’s engineering, design, marine architect, or other subcontractors during the performance of the Work hereunder.

5.3Nothing contained herein shall be deemed to transfer any right of title or ownership of any Intellectual Property to Builder and nothing herein contained shall be deemed to limit Owner's right to market, license, sell, use, modify or construct from such Intellectual Property for or to others.

5.4In no event is Builder permitted or licensed to use the Design or any Intellectual Property to construct or have constructed on its behalf any additional vessel or part thereof except as otherwise expressly agreed to by Owner at its sole option and absolute discretion, in writing.

5.5In the event any third party presents a design to Builder identical or substantially similar to the Design utilized under this Agreement, Builder will take all reasonable steps necessary to verify that the design is independent and not misappropriated from Owner. Unless Builder can verify that the design is independent and not misappropriated from Owner, Builder agrees not to use Builder’s Process for any non-Owner project.  Furthermore, unless Builder can verify that the design is independent and not misappropriated from Owner, Builder agrees that Builder shall not construct a vessel similar or identical to the Vessel for any party other than Owner.

5.6Owner agrees that Builder’s Process is and shall remain the property of Builder and may not be disclosed by Owner to any third party or used directly or indirectly by Owner or any third party in the construction of a vessel for Owner by any party other than Builder, except as may be required in the exercise of Owner’s rights in the event of a Default under Article 16.

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5.7Builder agrees that the Design is and shall remain the property of Owner and may not be disclosed by Builder to any third party or used directly or indirectly by Builder or any third party in the construction of a vessel by Builder for any party other than Owner, unless otherwise permitted as provided in Section 5.5.

5.8Builder shall not be liable for any errors, omissions, defects, or failures in the Design, as provided by Owner to Builder, and Builder makes no representations or warranties with respect to the Vessel’s speed, tonnage, cargo capacity, displacement, or fuel consumption; provided, however, that nothing herein shall relieve Builder from liability for any errors, omissions, defects, or failures in the performance of the Work, including the workmanlike performance of Builder’s obligations under Article 3.

Article 6PROSECUTION OF THE WORK, PROJECT SCHEDULE

6.1Builder shall provide at no charge other than the Contract Price all things required for the complete performance of the Work, except for such items as are specifically required by the Contract Documents to be furnished by Owner.

6.2Builder shall at all times prosecute the Work diligently to ensure its completion in full accordance with the Contract Documents within the time required for delivery of the Vessel by the Delivery Date.  Builder shall at all times furnish sufficient numbers or amounts of properly skilled and qualified workers, acceptable materials and equipment and adequate services and tools and equipment necessary for the Work and the delivery of Vessel by the Delivery Date.

6.3Builder shall perform all of the Work in accordance with the Contract Documents, Good Shipbuilding Practice, and all applicable laws, regulations, rules, codes, and standards of the Regulatory Authorities or otherwise.

6.4Builder shall provide all engineering and design services required for the performance of the Work utilizing Good Shipbuilding Practice and the generally accepted standard of care, skill, and diligence as would be provided by an engineering or naval architecture firm experienced in supplying engineering or naval architecture services nationally to the United States’ maritime industry.  Builder shall construct the Vessel in a good and workmanlike manner and in accordance with the Classification Society rules and standards set forth in the Specifications, Contract Documents, and the requirements of the governing Regulatory Authorities.  Builder shall ensure that all Work requiring certification shall be duly certified, and that all designs requiring sealing shall be sealed by professional engineers licensed and properly qualified to perform such engineering services in the appropriate jurisdiction.

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6.5Builder expressly understands that time is of the essence for Owner and that an essential basis of consideration for this Agreement and the fundamental reason that Builder's proposal has been selected and that Owner has entered into this Agreement with Builder is the representation by Builder and the commitment made in this Agreement that, except for causes of Force Majeure or other Permissible Delays excused in accordance with the terms of this Agreement, Builder can and will perform the Work and can and will deliver the Vessel by the Delivery Date agreed in Exhibit A.

6.6Builder shall carry out the Work with full dispatch to complete the Vessel in the most timely manner reasonably achievable by Builder.  Builder shall not fail to allocate all necessary and available resources to the timely completion of the Work to prevent or alleviate any actual or potential delay under any circumstances.  Builder expressly agrees it will not take, or fail to take, any action based on an assumption that the payment of liquidated damages would be more economically advantageous for Builder than the cost of allocating necessary available resources to the construction of the Vessel that, if so allocated would prevent or lessen any delay in the delivery of the Vessel.  Builder acknowledges and agrees that a breach by Builder of its obligations under this Section 6.6 would present irreparable harm to Owner and Owner shall have the right to equitable relief, including an injunction, to prevent or rectify any such breach by Builder.  Notwithstanding anything to the contrary in Article 25, Owner may seek such injunction in any court of competent jurisdiction.

6.7Builder shall establish a baseline project schedule and maintain throughout the performance of the Work a detailed current project schedule and execution plan (the “Project Schedule”) in electronic form including embedded logic and data for completion of the Work by the Delivery Date.  The Project Schedule shall remain a living document and shall include all significant activities in the design, procurement, construction, and testing and commissioning phases of the Vessel, including the work of Material Subcontractors or Suppliers. Unless otherwise agreed, Builder shall maintain the Project Schedule from a Level 4 up.

6.8The Project Schedule shall be a resource loaded schedule that includes a critical path analysis and reflects resource requirements, and complies with the standards set out in the Project Management Body of Knowledge (6th edition, September 6, 2017) maintained by the Project Management Institute. More specifically, the Project Schedule shall clearly show the critical path and the schedule’s calendar shall be set up to include the number of Working Days per week, the number of shifts per Day, and non-Working Days and holidays. The Project Schedule shall show the loading of resources, which shall represent the total work hours required to complete the Work, including all activities. The format of the Project Schedule shall be subject to Owner’s approval, such approval not to be unreasonably withheld.

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6.9Without limitation to Sections 6.7 and 6.8, the Project Schedule shall include the following elements and features:

(a)	the dates for commencement and completion of the Work, reflecting an overall project execution strategy;
(b)	description of the Work in sufficient detail to allow weekly progress measurement;
(c)

all significant activities in the design, procurement, construction, and testing and commissioning phases of the Vessel, including the work of Subcontractors or Suppliers, including requests and deadlines for required vendor-furnished information;

(d)	sequencing and dependencies of all activities, and all predecessors and successors to each activity, including vendor-furnished scheduling information and constraints;
(e)	activity durations, including start and finish dates;
(f)	representative manning levels for each activity;
(g)

all points of interface between Owner and Builder, including instances where performance of Builder's Work depends upon Owner, such as dates on which Owner information and Owner Furnished Items are required;

(h)	scheduling float for component activities and total float;
(i)	due dates for engineering design deliverables;
(j)	required-in-yard dates for all major and long-lead (exceeding thirty (30) Days from order to delivery) materials and equipment;
(k)	minimum leads or lags;
(l)	no constraints of major milestones, including Vessel Delivery;
(m)	a histogram showing hours by month and the corresponding Full Time Equivalent;
(n)	the expected surveying and testing schedule for the various components of the Work; and
(o)	the dates of expected completion of each Stage of Completion task set forth in Exhibit Q.

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6.10Builder shall actively maintain the Project Schedule on an ongoing basis.  At a minimum, Builder shall update the Project Schedule weekly in advance of each weekly status meeting held in accordance with Section 6.16, and shall revise the Project Schedule as necessary throughout the duration of the Work.

6.11Updates to the Project Schedule shall include each activity’s actual start date, actual finish date, and the remaining duration of the Work, and shall reflect the effect of Change Orders, if any.

6.12Following the distribution of the initial Project Schedule as provided in Section 6.14, Builder may, in the exercise of Good Shipbuilding Practice, propose a modification to the build strategy of the Vessel that alters the predicates to milestone payments from those set forth in this Agreement, but such modification shall be permitted only upon prior written approval by Owner.

6.13Builder shall provide to Owner an as-built Project Schedule for the permanent project record not later than fourteen (14) Days following Delivery of the Vessel.

6.14Builder has provided to Owner a preliminary schedule attached hereto as Exhibit K.  Not later than ninety (90) Days following the Effective Date, Builder shall submit to Owner the initial detailed Project Schedule prepared in accordance with the requirements of Sections 6.7 to 6.9.

6.15If Builder fails to provide the initial detailed Project Schedule by the date required in Section 6.14, or if Builder thereafter fails to maintain and update the Project Schedule as required by this Article 6, Owner shall notify Builder of such failure in writing.  If Builder fails to remedy such failure within twenty-one (21) Days, then Owner shall have the option thereafter, in its sole option and absolute discretion, to terminate this Agreement in its entirety.

6.16The Parties’ representatives shall meet (in person, by conference call, or by other mutually agreed electronic means), not less frequently than weekly to discuss the status of the Work and all issues related thereto, including but not limited to:

(a)	the status and progress of the Work, including a two (2) week “look ahead” with regard to planned activities and expected progress;
(b)	S-Curve charts, including Baseline S-Curve, Target S-Curve, and Actual S-Curve;
(c)	any information needed by Builder, Owner, or the Classification Society to advance the Work;

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(d)	pending Change Orders;
(e)	the integration of Owner Furnished Items;
(f)	any Owner concerns with the maintenance of the Project Schedule;
(g)	test and inspection schedules;
(h)	commissioning plans;
(i)	Dock Trials and Sea Trials; and
(j)	any other matters pertinent to construction and Delivery of the Vessel.

6.17If the actual progress of the Work in comparison to the Project Schedule indicates that the Work is not substantially on schedule as set out in the Project Schedule and that the completion of the Vessel by the Delivery Date is in jeopardy, then Builder shall promptly notify Owner and provide a proposed revision to the Project Schedule with such adjustments to sequencing or allocation of resources as may be necessary to overcome such delays and complete the Vessel on time.  If Builder fails to provide such notice and take such action, then Owner shall notify Builder of its concerns (without prejudice to any of Owner’s other rights pursuant to this Agreement).  In such case, within fifteen (15) Working Days thereafter, Builder shall provide to Owner a revised Project Schedule showing such adjustments as necessary to complete the Vessel on time.

6.18If the Project Schedule shows that the actual date on which the Vessel will be delivered will be more than one hundred fifty-one (151) Days later than the Delivery Date, such delay shall be an event of default and Owner shall be permitted to terminate this Agreement pursuant to the provisions of Section 16.2, subject to Builder’s right to cure such event of Default as provided therein.

Article 7CHANGE orders

7.1Owner reserves the right to make any deductions from or additions to the Work on giving due notice in writing to Builder.

7.2The cost of any such changes and the impact of such changes are to be agreed upon in advance by Owner and Builder, and added to, or deducted from the total Contract Price for the Vessel.  If any such change will affect the Delivery Date of the Vessel, the Delivery Date shall be adjusted accordingly.

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7.3Builder shall submit a Change Order form to Owner setting out a statement of the amount of increase or reduction to the Contract Price on a firm fixed-bid basis, and any adjustment to the Delivery Date as a consequence of the proposed changes to the Work.  The Change Order form to be utilized is attached hereto as Exhibit I.  Builder shall provide documentation of the basis of its price for the Change Order and the proposed adjustment to the Delivery Date.  Builder shall not implement any proposed changes to the Work until the Change Order form is approved by Owner in writing.

7.4Owner shall reply to the proposed Change Order within five (5) Working Days, noting its agreement or disagreement.  If Owner fails to state its disagreement in writing within five (5) Working Days, then Owner shall be deemed to have approved the Change Order and Builder shall note that deemed approval on the Change Order form.

7.5Each approved Change Order shall be signed by both Parties, numbered, and made a part of the Agreement.  Copies of the executed Change Order form shall be exchanged by the Parties.

7.6Builder shall document the changes to the Work required by an approved Change Order in the Project Schedule as soon as possible and shall perform the changes to the Work subject to the applicable provisions of the Contract Documents as promptly as possible unless otherwise provided in the Change Order.

7.7When Owner and Builder agree on adjustments in the Contract Price and/or adjustments of the Delivery Date, or Modifications in the Specifications or any Contract Documents or otherwise reach agreement upon the adjustments, such agreement shall be effective only upon execution of an appropriate Change Order, signed by the authorized signatories identified in Section 21.3.

7.8Builder may propose a change in any part of the Work, either due to an Announced Regulatory Amendment or other change in the applicable regulations or rules of a Regulatory Authority after the Effective Date that may require changes to the Contract Documents, or for any change in any part of the Work that in Builder’s judgment would result in an improvement to the Work.  If Builder wishes to make such a proposal, Builder shall give Owner written notice in the form of a proposed Change Order.  Builder may not make any changes to the proposed Work until the Parties reach agreement on the Change Order in accordance with Sections 7.3 through 7.7, except in an emergency endangering life or property, in which case Builder may proceed.

7.9If Owner and Builder cannot agree on the amount of the adjustments in the Contract Price and/or the Delivery Date of a Change Order proposed under Sections 7.3 or 7.8, then Owner

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shall have the right to direct in writing that Builder proceed with the Change Order on the following basis:

(a)	the Contract Price will be provisionally adjusted on a time and materials basis in accordance with Section 7.10;
(b)	the Project Schedule will be provisionally adjusted based upon Builder's estimate of the impact of the Change Order on the Delivery Date;
(c)	the dispute concerning the adjustments to the Contract Price and/or the Delivery Date shall be noted on the Change Order form; and
(d)	the Owner shall have the right to dispute the provisional adjustments in the Contract Price and/or the Delivery Date by submitting the dispute to resolution pursuant to Article 25.

7.10Any Work performed on a time and materials basis under this Agreement shall be subject to Builder's published rate sheet, attached as Exhibit O.  Notwithstanding the foregoing, in no event shall Builder be entitled to a markup for materials in excess of Builder's cost plus ten percent (10%).

7.11Builder has identified certain potential alternate scope proposals (“Alternate Scope Proposals”) on a firm fixed-price basis for Owner’s review and election, as set out in Exhibit R.  Those alternate scope proposals identified as “Accepted” in Table R-1 in Exhibit R have been accepted by Owner, and the costs and credits associated with such Alternate Scope Proposals have been included in the Contract Price.  Those Alternate Scope Proposals identified as “Deferred” in Table S-1 may be elected after the Effective Date, in Owner’s discretion, in which case such election will be treated as a Change Order pursuant to this this Article 7, with the Contract Price adjustment agreed as shown in Exhibit R, and the Delivery Date adjustment, if any, to be determined in accordance with this this Article 7.

7.12Each approved Change Order shall be deemed to include all direct and indirect costs, including delay, local disruption, cumulative disruption, cumulative impact, acceleration, and like costs associated with, resulting from, or incidental to an approved Change Order, including all such costs that may be incurred by Builder, its Subcontractors and its Suppliers.  Builder agrees that upon its acceptance of an approved Change Order, Builder shall be deemed to waive and release all claims against Owner for any and all additional costs or delays to the Delivery Date, including without limitation costs and delays based on any legal or equitable theory such as cumulative disruption or cumulative impact theories, resulting from an approved Change Order.

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7.13No change in the Work under this Agreement, whether by way of alteration or addition to or deletion of the Work, shall be the basis of a change to the Contract Price or a change in the Delivery Date unless and until such alteration or addition or deletion has been authorized by a Change Order executed and issued in accordance with and in strict compliance with the requirements of this Article and the Contract Documents.  In no event shall Builder be obligated or authorized to perform any changes to the Work upon verbal or written direction of Owner which is not in conformity with the requirements of this Article and this Agreement.

Article 8OWNER’S REPRESENTATIVE

8.1Owner shall designate in writing a Person to represent and act on behalf of Owner at the Shipyard as Owner’s Representative.  Such designation shall state any limits on the authority granted by Owner to Owner’s Representative.  Owner’s Representative may be assisted by assistants or consultants notified in writing by Owner to Builder, who shall be subject to the same access rights and restrictions as Owner’s Representative in connection with their duties at the Shipyard.  Owner’s Representative may designate in writing one or more deputies to act on behalf of Owner’s Representative during any period that Owner’s Representative may be unavailable.

8.2During the whole of the period of construction until Delivery of the Vessel or termination of this Agreement, whichever comes first, and for a reasonable period of time thereafter to permit the winding up of activities, Builder shall provide to Owner’s Representative facilities and access to inspect the Vessel, the Material, workmanship, plans, tests, and movements, wherever located.  Builder shall provide a suitable office for up to four (4) of Owner's personnel equipped with customary office fittings, including a meeting table, a drawing table, desks, chairs, locking file cabinets, private telephone with voice messaging, private fax/scanner, printer, computer modem, extra phone line, copy machine, secure business-grade LAN or Wi-Fi internet connection, and heat and air conditioning.  During the final six (6) months of the Work, Builder shall provide such suitable office space for up to eight (8) of Owner’s personnel.  Owner shall pay telephone and internet charges at Builder’s cost.

8.3Owner’s Representative or Owner’s other agents, contractors, and employees shall observe the rules and regulations prevailing at the Shipyard and Builders’ Subcontractors' facilities.  Builder may deny access to the Shipyard or its Subcontractor’s facilities to Owner’s Representative or Owner’s other agents, contractors, or employees, only if such Persons fail to comply with Builder's or such Subcontractor’s health, safety and environmental policies or security requirements, or otherwise unreasonably interfere with Builder’s timely performance of the Work.  In such an event, Builder shall promptly advise Owner, stating the specific cause(s), of the denial of access.

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8.4Subject to Section 8.3, at any time during which the Work is being done on the construction of the Vessel, Owner’s Representative shall be given free and ready access to the Vessel, its engines and accessories, and to any other place where the Work is being done, or materials are being processed or stored, in connection with the Work, including the Shipyard, workshops, stores and offices of Builder, and the premises of subcontractors of Builder who are doing the Work or storing Materials in connection with the Work.

Article 9OWNER’S RIGHT OF INSPECTION

9.1Owner’s Representative and Owner’s other authorized agents shall be entitled to inspect, at Owner’s expense, progress on the Work and the Materials at any reasonable time, upon reasonable notice, terms, and conditions.

9.2All completed milestones of the Work and the workmanship and Material required under this Agreement shall be inspected promptly by Owner and promptly accepted or rejected in accordance with the Contract Documents.  Failure to object will not prevent Owner from later identifying defects or rejecting workmanship, subject to the terms of the Warranty under Article 11.

9.3Builder shall schedule for and carry out tests, inspections, and approvals of portions of the Work required by the Contract Documents or by applicable laws, ordinances, rules, regulations, or orders of Regulatory Authorities at appropriate times under the Project Schedule.

9.4Builder shall give advance notice to Owner’s Representative of the time and place of all tests, trials, inspections, and approvals.  In the case of tests, inspections, and approvals at the Shipyard, Builder shall endeavor to give at least five (5) Days prior notice.  In the case of tests, inspections, and approvals conducted away from the Shipyard, Builder shall endeavor to give at least seven (7) Days prior notice.

9.5Unless otherwise provided, Builder shall make all necessary arrangements for such tests, inspections, and approvals, and shall bear all related costs, including the costs of fuels, lubricants, and consumable fluids used in the cleaning and testing of the Work.

9.6Builder shall set out the onboard testing and trial procedures in cooperation with Owner.  Builder shall give a list of inspection items to Owner for Owner's reference.

9.7The necessary tests and inspections of the Vessel, its machinery, equipment, and outfitting as may be required by the Regulatory Authorities, or as otherwise agreed by the Parties, shall be carried out by the Regulatory Authorities as required throughout the period of construction.  Owner’s Representative shall have the right to attend such tests and inspections.

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9.8A failure by Owner to have Owner’s Representative or other duly qualified agent present at tests, inspections, and approvals after due notice shall be deemed to be a waiver of Owner’s right to attend such tests, trials, and inspections.

9.9If Owner determines that portions of the Work require additional testing, inspection, or approval not included under Section 9.1, Owner will instruct Builder to make arrangements for such additional testing, inspection, or approval by an entity acceptable to Owner, and Builder shall give at least twenty-four (24) hours’ notice to Owner of when and where such tests, inspections, and approvals are to be made so that Owner may observe such procedures.  Owner shall bear the initial cost of such additional tests, inspections, and approvals.

(a)

If any testing, inspection, or approval conducted by Builder as provided in this Section affirms that Builder's workmanship is acceptable under the Contract Documents, then if such testing, inspection, or approval caused a delay to the critical path, Builder shall receive an adjustment of the Delivery Date, at Builder's option, for the Days of Work lost as a result of such testing, inspection, or approval.

(b)

If any testing, inspection, or approval conducted by Builder as provided in this Section 9.9 discloses that any methods or means of construction or material or workmanship are not acceptable under the Contract Documents, Builder shall reimburse Owner for the costs of such tests, inspections, and approvals, including the costs of related labor and facilities, and shall remedy the Work so as to comply with the Contract Documents.

9.10In the event that Owner’s Representative discovers any construction, material, or workmanship that does not conform to the requirements of this Agreement and/or the Specifications, Owner’s Representative shall give Builder a notice in writing of such non-conformity within three (3) Days.  Upon receipt of such notice from Owner’s Representative, Builder shall correct such non-conformity, unless Builder disputes the claimed nonconformity, in which case the matter shall be resolved in accordance with Article 24.

9.11If Owner’s Representative does not notify Builder of any nonconformities in accordance with Section 9.10, such lack of notice shall be deemed an acceptance of the Work tested, tried, or inspected.

9.12No failure by Owner to notify Builder of a nonconformity or acceptance of Work tested, tried, or inspected shall be deemed to relieve Builder of its obligation to deliver the Vessel in compliance with the Contract Documents and to remedy any warranty defects identified during the Warranty Period.

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9.13If a claim of nonconformity is found to be unsubstantiated, then any delay caused by such claim shall be a Permissible Delay.

9.14Subject to any contrary provisions of the Contract Documents, Builder shall promptly obtain and deliver to Owner all required certificates of testing, inspection, or approval.

9.15Neither the observations of Owner nor inspections, tests, or approvals by Persons other than Builder shall relieve Builder from its obligations to perform the Work in accordance with the Contract Documents.

Article 10TRIALS AND DELIVERY

10.1Upon installation of any of the Vessel's machinery, equipment and systems, Builder shall cause each item to be tested to ensure its proper operation.  Materials and consumables necessary for operational testing, including but not limited to fresh water, fuels, oils, greases, filters, hydraulic fluids, shall be furnished by and for the account of Builder.

10.2Builder shall hand over to Owner user’s manuals, calculations, drawings, recommended maintenance intervals and procedures, and recommended spares lists applicable to machinery, equipment, and systems as they are installed or as soon as possible thereafter to facilitate Owner’s inspections and preparations for such machinery, equipment, and systems.

10.3Upon completion of the Work on the Vessel, Builder shall launch, commission and conduct Dock Trials of the Vessel at Builder’s cost and expense to demonstrate that the Work and all the Vessel's machinery, equipment and systems operate in accordance with the Contract Documents.  Builder shall give Owner not less than seven (7) Days’ advance written notice of the scheduled dates for Dock Trials.

10.4Upon satisfactory completion of Dock Trials, and satisfactory correction of any defective or non-compliant Work, Builder shall take the Vessel on Sea Trials immediately prior to its intended Delivery to Owner to demonstrate that the Work is completed.  During Sea Trials, Builder shall demonstrate that the Vessel and its machinery, equipment and systems operate satisfactorily while the Vessel is in service and that Builder has constructed the Vessel in accordance with the Contract Documents and all applicable requirements of the Regulatory Authorities.  The foregoing shall be without limitation or relief of any of Builder’s obligations under this Agreement

10.5During any trials, the Vessel may be examined or inspected by the Regulatory Authorities, Builder and Owner.

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10.6The parties recognize that the Vessel’s dredging system (“Dredging System”) can only be effectively tested by loading and unloading a quantity of material into and out of the Vessel’s hopper, and that such testing cannot be completed until after the time of Delivery when the Vessel has commenced work on its first dredging project.  Accordingly, Owner shall withhold from the Delivery Payment the sum of [***] (the “Retained Amount”) until such time as the Dredging System has been tested (such tests, the “System Tests”) and has been determined by Owner to be operating in accordance with the Specifications.  Owner agrees that the System Tests will be performed no later than three (3) months following Delivery (excluding time lost due to warranty issues for which Builder is responsible).

10.7Owner shall give Builder not less than three (3) Days’ notice of the scheduled date for the System Tests, and Builder shall have the right to attend the System Tests.  Owner shall notify Builder of the results of the System Tests and of any defects in the Dredging System within twenty (20) Days of the date of completion of the System Tests.  If Owner does not notify Builder of a defect in the Dredging System within such time, Owner shall pay the Retained Amount to Builder.

10.8If Owner notifies Builder of any defects in the Dredging System discovered during the System Tests, Builder shall remedy such defects as soon as possible, provided that such defects are attributable to Builder’s workmanship and not to the Owner-furnished Design.  The period of time required for such repairs shall count as a delivery delay for purposes of determining liquidated damages payable to Owner; provided, however, that in no event shall the liquidated damages attributable to such defects in the Dredging System discovered during the System Tests exceed the Retained Amount.  Upon satisfactory remediation of defects in the Dredging System by Builder, Owner shall pay the Retained Amount to Builder, less any amount of liquidated damages incurred as a result of the Dredging System repair delay.

10.9Owner shall notify Builder of any complaint as to the satisfactory completion of the Work promptly, and in any event within two (2) Working Days after conclusion of each trial.  Such notice shall be in writing and shall set forth the nature and character of the complaint in sufficient detail to fully apprise Builder of the basis of the complaint.  If Builder agrees that Owner has a valid complaint as to the unsatisfactory completion of the Work, Builder shall resolve the complaint so that the Work conforms with the Contract Documents.  When the inspection is complete and complaints, if any, are satisfactorily resolved, the Work and the Vessel will be complete and accepted in writing by Owner, subject to Owner’s warranty rights under Article 11.

10.10If Builder disputes a complaint, the Parties shall seek to resolve the dispute through good faith discussions between the Parties.  If such good faith discussions fail to resolve the issue, then the Parties shall resolve the matter in accordance with Article 25 of this Agreement.

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10.11During the pendency of any such dispute, Owner shall have the right to give written direction to Builder to resolve Owner’s complaint as directed by Owner.  Upon such direction from Owner, Builder shall perform all Work necessary to resolve Owner's complaint in accordance with such written direction, and Owner shall provisionally pay Builder for such Work on a time and material basis as set forth in Section 7.10 and the Delivery Date shall be provisionally adjusted by the number of Days of the Work required by the compliance with Owner’s written direction. If the resolution of the dispute determines that the disputed Work was required by the Contract Documents, then the Work shall be deemed to have been part of the Contract Price, and Builder shall be deemed to have been required to correct the Work at Builder's sole cost and expense, including costs of such additional testing and Dock or Sea Trials as may have been required in order to complete the Work in accordance with the Contract Documents.  In such case, Builder shall reimburse Owner for all such correction costs previously paid to Builder and pay any liquidated damages for delay for each Day by which the delivery of the Vessel was delayed past the Delivery Date.

10.12Owner may provide to Builder a Shipyard Contract Deficiency Report in the form of Exhibit P as a means to communicate items that need to be addressed by Builder before Delivery and Acceptance.

10.13When the Vessel is tendered for delivery by Builder, Owner shall not reject the Vessel for minor non-conformities due to faulty design related to the Work, bad workmanship, use of defective materials or failure to build the Vessel strictly in accordance with the Specifications and Contract Drawings, where such minor non-conformities do not make the Vessel unsuited to the service for which she was ordered and cannot reasonably be expected to affect the approval of the Vessel by Regulatory Authorities or the safety and operational activity of the Vessel, at Owner’s reasonable discretion (such minor non-conformities, “Minor Non-Conformities”).  Owner shall provide Builder with a listing of the Minor Non-Conformities prior to Delivery or as soon as possible thereafter.

10.14Builder shall undertake in writing to remedy such Minor Non-Conformities as soon as possible and within the Warranty Period.  Builder and Owner shall jointly schedule the correction of such remaining Minor Non-Conformities, to be completed as soon as possible.  The value of such remaining Minor Non-Conformities may be negotiated by the Parties and may be reserved from the Delivery Payment, at Owner’s option, pending satisfactory resolution of such Minor Non-Conformities.

10.15Builder shall promptly correct all non-conformities other than Minor Non-Conformities (such other non-conformities, “Material Non-Conformities”) and shall advise Owner

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of such completion.  Owner shall have the opportunity to inspect the Vessel and confirm the correction of Material Non-Conformities prior to accepting the Vessel.

10.16When Builder has corrected all Material Non-Conformities and provided a written undertaking to correct Minor Non-Conformities in accordance with Section 10.14, Owner shall make the Delivery Payment in full as specified in Exhibit Q. and shall sign and deliver a Protocol of Delivery and Acceptance, whereupon Builder shall deliver to Owner, at the Shipyard or such other location as mutually agreed, title and possession to the Vessel free and clear of all Liens and encumbrances, together with all documents that may be required to confirm Owner’s title to the Vessel, including but not limited to: (i) a Builder’s Certificate of completion, in form and content as may be required to obtain Vessel documentation and registration under the laws of the United States and other applicable laws, and (ii) duly executed Lien Releases in accordance with Section 4.7.

10.17Builder shall deliver the Vessel to Owner in accordance with this Agreement on or before the Delivery Date, free and clear of Liens and encumbrances and with Lien Release(s) in the forms of Exhibits G-1 and G-2, as required by Section 4.7.

10.18Delivery shall be made safely afloat at the Shipyard in Amelia, Louisiana or at a location mutually agreed by Owner and Builder.  If Delivery is made at an offshore location, the costs of such offshore delivery will be the subject of a Change Order for the account of Owner.

10.19The date on which Owner delivers the Protocol of Delivery and Acceptance and Builder delivers the documents required by this Article shall be the date of Delivery for purposes of the start of the Warranty Period and the assumption of risk of loss of the Vessel by Owner.

10.20Owner may also identify additional work and request Builder to provide estimates for such additional work.  Such additional work shall be handled separately from the correction of Minor Non-Conformities and shall be considered service requests.  Any additional work requested by Owner and agreed by Builder shall not delay Owner from accepting the completion of the Vessel by execution of a Protocol of Delivery and Acceptance in substantial conformity with the form set forth as Exhibit M, and shall not excuse or delay any payments due to Builder under this Agreement, except as otherwise agreed in writing by the Parties.

10.21If Owner: (i) does not undertake final inspection within ten (10) Days’ of notice from Builder of satisfactory completion of Sea Trials, or (ii) wrongfully refuses Delivery within ten (10) Days’ of completion of a final inspection (including correction by Builder of identified Material Non-Conformities, if any) by failing to make the Delivery Payment, failing to sign the Protocol of Delivery and Acceptance, or otherwise, then Owner shall assume responsibility for

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payment of all reasonable charges incurred by Builder relating to the insurance, storage and maintenance of the Vessel at Builder’s Shipyard, pending completion of the Delivery process.

10.22In the event of a dispute between the Parties as to the condition of the Vessel for Delivery or the obligation of Owner to accept Delivery, all charges relating to the insurance, storage or maintenance of the Vessel during the dispute will be paid by Builder, with final responsibility for such costs to be determined by good faith discussion, mediation, and/or arbitration as provided in Article 25.

Article 11WARRANTY

11.1Builder warrants that the Vessel shall be delivered in a seaworthy condition.  Builder further warrants that the Work shall be done, and the Vessel constructed, in accordance with the Contract Documents and the Vessel shall be free from defects in workmanship and materials for a period of three hundred sixty-five (365) Days after the Delivery of the Vessel.  If within three hundred sixty five (365) Days after Delivery of Vessel, any of the Work performed by Builder or its Subcontractors is found to be not in accordance with the requirements of the Contract Documents, Builder shall remedy such Work promptly after receipt of written notice from Owner to do so given in accordance with Section 11.4.  This express warranty specifically excludes damages arising from normal wear and tear, casualty, misuse, neglect, alterations, unauthorized repairs, or minor cosmetic items, and finishes, or as excluded pursuant to Section 5.8.

11.2Builder does not warrant that any equipment purchased by it for installation in the Vessel are free from manufacturer’s defects, and specifically disclaims any warranties, expressed or implied, with respect to such equipment, but does hereby extend the manufacturers’ warranties, if any, to Owner.  Builder will use commercially reasonable efforts and will cooperate with Owner to enforce any claims with respect to manufacturers’ defects in such equipment that may occur.

11.3Builder warrants that it will purchase paint of good marine quality approved by Owner and that it will prepare the surface and apply the paint in accordance with the manufacturers’ specifications and recommendations.  Except as specifically stated herein, Builder makes no warranty, expressed or implied, with respect to the fitness of the paint for any use or purpose.

11.4Within a reasonable time of becoming aware of a warranty claim, Owner shall issue a Warranty Notification to Builder in the form of Exhibit J.  In such Notification Owner should provide as much information as reasonably available, including photographs where possible.

11.5Subject to Section 11.8, Builder shall repair or replace any defects in its Work that are discovered within such three hundred sixty-five (365) Day period, provided Owner has

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complied with its written notice obligations.  Builder shall use its best efforts to effect warranty repairs without necessitating that the Vessel be removed or prevented from commercial service.

11.6Builder shall designate a Warranty Manager for Vessel at least sixty (60) Days prior to Delivery.  The Warranty Manager shall be familiar with the Work and all Builder's Suppliers, vendors and/or Subcontractors.  Upon receipt of a Warranty Notification, the Warranty Manager will take all reasonable steps to resolve the claim.  Without limitation to the foregoing, the Warranty Manager shall work with Owner's Representative in: (i) understanding the nature of any warranty claim; (ii) coordinating remedies with Builder or Builder's Supplier or Subcontractor; and (iii) assisting to coordinate payments on any third-party vendor or Subcontractor work.

11.7Subject to Section 11.11, this warranty shall extend to likewise warrant such replaced or repaired Work for an additional three hundred sixty-five (365) Day period from the date such replacement or repair of the Work is completed, provided that the replacement or repair is accomplished by Builder or Builder’s Supplier or Subcontractor.

11.8In conjunction with the notice required under Section 11.4, Owner shall give reasonable notice to Builder of the Vessel’s location and the relevant operational issues to enable the Parties to plan cooperatively for the inspection of the warranty claim and necessary repairs and replacements.

11.9Where the geographical distances and/or operational issues involved make the return of the Vessel to the Shipyard for repairs or replacements under this warranty impractical, Builder may, at its option, inspect such alleged defect(s) and make the necessary repairs or replacement on site at the Vessel’s location.  If Builder advises that it cannot or will not be able to make such repairs on-site in an expedient manner, or if Builder fails to carry out such inspection, repairs or replacement within a reasonable time, Owner shall have the right to effect the necessary repairs or replacements at other available facilities, and Builder shall reimburse Owner for the costs of such repairs.  Notwithstanding the foregoing, Builder’s liability for reimbursement under this Section shall not exceed the amount such repairs would have cost as calculated on the time and material rates basis as set forth in Section 7.10.

11.10Subject to Article 25, if Builder fails to take action to resolve a warranty claim within thirty (30) Days of written notice of such claim by Owner as provided pursuant to Section 11.4, then Owner shall have the right to correct, or procure the correction of such warranty claim by a qualified third party contractor and Builder shall be liable for the commercially reasonable costs of the correction of such warranty claim.

11.11Builder shall advise Owner of, and deliver the original documentation for, any manufacturer's warranties applicable to equipment or Materials furnished by Builder or its

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Subcontractors or Suppliers.  Builder shall and does hereby assign, convey, and transfer over to Owner any Warranty issued by any third party for any equipment or Materials purchased by Builder and installed on the Vessel.

11.12Builder shall require manufacturers providing Materials for incorporation into the Vessel to arrange for such manufacturer’s warranties to commence in favor of Owner on the date of Delivery of the Vessel.

11.13Builder shall provide Owner with any standard commercially available operating and maintenance manuals with respect to all equipment installed in the Vessel in accordance with the quantities set forth in the Specifications.

11.14THE WARRANTY EXPRESSLY PROVIDED IN ARTICLE 11 IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED BY LAW OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR THAT THE VESSEL'S MATERIALS OR SERVICES ARE FIT FOR ANY PARTICULAR PURPOSE OR USE, AND THE REMEDIES PROVIDED HEREUNDER ARE OWNER'S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF WARRANTY AND ARE SPECIFICALLY IN LIEU OF ALL OTHER REMEDIES OR DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL, EXCEPTING FRAUD AND INTENTIONAL MISCONDUCT.

Article 12INSURANCE

12.1At any and all times during the term of this Agreement, Builder shall at its own expense maintain, with an insurance company or companies authorized to do business in the state in which Work is to be performed and reasonably acceptable to Owner, insurance coverages of the kind and in the minimum amounts as follows:

(a)

Workmen's Compensation Insurance including occupational disease and coverage under the United States Longshoremen's and Harbor Worker's Compensation Act, such insurance to cover all benefits provided by the applicable Act, also Employer's Liability Insurance extended to include coverage for Maritime Employer's Liability (i.e., Jones Act, Death on the High Seas Act, and transportation, wages, and maintenance and cure) with minimum limits of $1,000,000 in any one occurrence.  Owner agrees that Builder's statutorily approved self-insured status issued by the U.S.  Department of Labor for such liability is acceptable in lieu of commercial insurance.

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(b)

Comprehensive General Liability Insurance with an endorsement specifically covering the liability assumed by Builder under this Agreement or evidence of blanket contractual liability that specifically addresses the exposures of this Agreement, sudden and accidental seepage and pollution coverage, watercraft exclusion deleted or modified to address the exposures of this Agreement, and “in rem” endorsement with minimum limits of $1,000,000 per occurrence.

(c)

Builder's Risk Insurance naming Owner as a named insured and loss payee, as its interests may appear, covering the Vessel, the Work, and Materials for their full insurable value against all risks, including but not limited to fire, while under construction and/or fitting out and/or on Dock Trials or Sea Trials, including Materials in buildings, workshops, yards and docks of Builder, or on quays, pontoons, craft, etc., and against all risks while in transit to and from the Shipyard and/or the Vessel, wherever it may be lying, also all risks of loss or damage through collapse of supports or ways from any cause whatsoever, and all liability risks of Builder and Owner with respect to the construction and Delivery of the Vessel.  Such policy shall provide coverage for any Owner Furnished Items while at the Shipyard and during transit to and/or from the Shipyard as declared, valued, and identified by Owner to Builder.  Such insurance will be in the amount of the full insurable value of the Vessel, Work, and Materials.  Any provisions of Builder's Risk Insurance liability coverages that would limit liability coverage for any assured to liabilities “as owner,” or words of similar effect, or that would exclude liabilities for injury or death of “employees” of an assured, while part of the Vessel's crew for purposes of Dock Trials or Sea Trials, must be deleted or appropriately modified by endorsement to the policy.

(d)

With respect to any vessels owned or bareboat chartered by Builder used in conjunction with Builder's operations, Hull & Machinery, Protection & Indemnity (P&I) and Pollution cover as described more fully below:

(i)

Hull & Machinery per American Institute Hull Sections (amended for the vessel operations at the Shipyard) or equivalent to the fair market value of the vessel.  Any references to “other than owner” or other owner limitations to be deleted by endorsement to the policy as respects the naming of Owner as an additional assured;

(ii)

P&I per P&I form SP 23 or equivalent (amended for the vessel operations at the Shipyard) with a minimum limit of $1,000,000 per occurrence.  Any references to “other than owner” or other owner limitations to be deleted by

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endorsement to the policy as respects the naming of Owner as an additional assured; and
(iii)	Pollution per Water Quality Insurance Syndicate (WQIS) or equivalent pollution cover with a minimum limit of $5,000,000.
(e)

Pollution Coverage for Vessels under Repair, Construction or Modification per WQIS policy wording, inclusive of Builder's responsibility for pollution liability and/or Certificate of Financial Responsibility (COFR) with a minimum limit of $5,000,000.

(f)

Bumbershoot or Excess Liabilities cover providing excess liability coverage above the primary liability coverages noted above with a minimum limit of $25,000,000.  To the extent limits above this $25,000,000 minimum limit are purchased by Builder, such additional limits shall also cover Owner as an additional insured with the same provisions as noted for the $25,000,000 minimum limit.

12.2Prior to commencing the Work, each Party shall procure, from each of its insurers in respect of risks assumed under this Agreement, a written and enforceable specific endorsement of such Party's policies (excluding worker's compensation, which is noted below) to provide a blanket and unrestricted waiver of the underwriter's or insurers' rights of subrogation against the other party and shall be endorsed to name the other Party's respective Group, as defined in Article 23, and their successors and assigns as additional insured.  Builder agrees that its policies shall be primary in all cases, except cases in which liabilities result directly from the acts or omissions of Owner's Representative or Owner's separate contractors.  Any insurance that may be carried by Owner shall be excess over and above the amount recoverable under the policies of Builder, except cases in which liabilities result directly from the acts or omissions of Owner's Representative or Owner's separate contactors.  The policies of insurance procured by Builder shall acknowledge that such policies are primary, and that no pro-rata contributions are required by Owner or Owner's insurers, except cases in which liabilities result directly from the acts or omissions of Owner's Representative or Owner's separate contactors.  Builder further agrees that its workers’ compensation insurance policies shall be endorsed to designate Owner Group, as defined in Section 23.1, and their successors and assigns, as an alternate and statutory employer and shall be endorsed to provide a blanket and unrestricted waiver of its underwriters' or insurers' rights of subrogation against Owners’ Group.

12.3Certificates of Insurance.  Before commencing Work, Builder shall furnish Owner with Certificates of Insurance indicating (1) kinds and amounts of Insurance as required, (2) the names of the insurance company or companies providing the aforesaid coverages, (3) the effective and expiration dates of policies, (4) that Owner will be given thirty (30) Days written advance

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notice of any cancellation or material change in any policy, or in the event of non-payment of premiums, five (5) Days written advance notice, (5) that a waiver of subrogation endorsement has been attached to all policies, (6) that all of Owner's Group have been named as additional insureds by endorsements attached to all policies, provided that Owner shall be named as a named insured under Builder's Risk insurance policy, and (7) the territorial limits of all policies.  All deductibles will be for the account of Builder.

12.4Owner's Representative and its separate vendor representatives or contractors performing work on or in connection with Vessel shall at all times be deemed agents or contractors of Owner.  Owner's Representative and separate contractors shall provide Builder with evidence of insurance (including Longshoremen and Harbor Workers’ Compensation coverage) naming Builder as an alternate and statutory employer and shall be endorsed to provide a blanket and unrestricted waiver of its underwriters' or insurers' rights of subrogation, which covers them under normal commercial terms and limits, with waiver of subrogation provisions, at no cost or expense to Builder.

Article 13FINANCIAL SECURITY

13.1To secure Builder's obligations and Owner’s remedies under this Agreement (as may be limited in accordance with Article 17), Builder shall deliver to Owner Performance and Payment Bonds (the “Bonds”) covering faithful performance of this Agreement and payment of Builder’s obligations arising thereunder, each in the amount of [***] in the forms attached hereto as Exhibit L-1 and Exhibit L-2 or as otherwise reasonably acceptable to Owner.  Builder shall deliver the Bonds to Owner within seven (7) Days of Builder's execution of this Agreement.  Builder shall pay all premiums and costs associated with the Bonds.  However, if Owner directs that the Bonds be increased during the term of this Agreement, any increases in premiums shall be for the account of Owner.

13.2To further secure Builder’s obligations and Owner’s remedies under this Agreement (as may be limited in accordance with Article 17), including the timely and proper performance of the Work hereunder as stipulated in the Contract Documents, Builder shall, within seven (7) Days of Builder’s execution of this Agreement, deliver to Owner an irrevocable stand-by letter of credit (the “Letter of Credit”) in a form and issued by a bank reasonably acceptable to Owner in the amount of [***].  Builder shall bear all charges or costs associated with the Letter of Credit.

13.3To further secure Builder’s obligations and Owner’s remedies under this Agreement (as may be limited in accordance with Article 17), including the timely and proper performance of the Work hereunder as stipulated in the Contract Documents, Builder shall, not

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later than the Effective Date, cause its parent company to execute and deliver to Owner a guaranty agreement (the “Builder’s Corporate Parent Guarantee”) in favor of Owner, in the form attached hereto as Exhibit N, to guaranty the performance of Builder’s obligations under this Agreement

13.4If any security required from Builder under this Article has not been issued and delivered to Owner when due by Builder, then Owner shall have the option thereafter, in its sole option and absolute discretion, to terminate this Agreement in its entirety upon seven (7) Days’ prior written notice, unless Builder shall deliver the required security to Owner prior to the end of such seven (7) Day period.

Article 14FORCE MAJEURE AND PERMISSIBLE DELAY

14.1The Delivery Date shall automatically be extended by the amount of time equal to the duration of any Permissible Delay.  A “Permissible Delay” shall mean a delay in the performance of the Work that could not be avoided through the exercise of due diligence, due to causes including:

(a)	an event of Force Majeure;
(b)	the delayed delivery of Owner Furnished Items, subject to Section 14.17;
(c)	the delayed delivery of necessary Owner-supplied information or documents, subject to Section 14.18;
(d)	delays agreed by the Parties in accordance with a Change Order pursuant to Article 7;
(e)	an unsubstantiated claim of nonconformity pursuant to Section 9.13; or
(f)	enjoinment of Builder proceeding with the Work due to claims of infringement of any third party’s intellectual property rights as set forth in Section 20.9.

14.2For purposes of this Agreement, “Force Majeure” means an act, event, or circumstance, whether of the kind described herein or otherwise, which: (a) is not reasonably within the control of Builder; (b) prevents Builder from carrying out the Work for a period of time; and (c) Builder is unable to overcome by the exercise of due diligence, acting in accordance with Good Shipbuilding Practice.  Such events of Force Majeure may include acts of God, landslides, floods, named tropical storms, hurricanes, tornadoes, earthquakes and other natural disasters, wars and acts of terrorism, sabotage or vandalism not involving Builder's own workers or Builder's Subcontractors, riots, insurrection, strikes, lockouts, or any other industrial disturbance (not within the control of Builder and not involving its own workers), fire, epidemics or pandemics, governmental actions, actions or restraints of princes, and the unavailability, inadequacy, or delay

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of fuel, electricity, supplies, Materials, or equipment arising from causes outside the reasonable control of Builder and not avoidable through the exercise of due diligence and planning.

14.3A Permissible Delay arising from an event of Force Majeure shall be of no greater duration than is required by the event of Force Majeure.

14.4Builder shall use its best efforts, acting in accordance with Good Shipbuilding Practice, to mitigate the consequences of an event of Force Majeure.

14.5Rain is a common occurrence that the Parties have factored into the Delivery Date, and Builder has factored or shall factor into the Project Schedule twenty (20) days during which rain or other environmental factors may prevent Builder from carrying out the Work and thereby delays completion of the Work (each such day, a “Rain Day”).  Rain Days in excess of the foregoing anticipated number, and any period of rain that occurs in connection with a named tropical storm or hurricane, shall constitute Force Majeure, provided that such excess Rain Days or named tropical storm or hurricane prevents Builder from carrying out the Work.  Builder shall notify Owner’s Representative of each claimed Rain Day during the conduct of the Work in accordance with Section 14.8.

14.6Claims of governmental interferences in the Shipyard will only be considered Force Majeure if exercised by the governmental entity pursuant to clear legal authority.  If exercised without clear legal authority, such interferences will only be considered Force Majeure if Builder exercises its legal rights to oppose such interference by all reasonable legal means to prevent any such interference from delaying the delivery of the Vessel.

14.7The unavailability, inadequacy, or delay of fuel, electricity, supplies, Materials, or equipment will not be considered Force Majeure unless Builder has made every reasonable effort to procure the timely provision or delivery of such items through the placement of timely orders and follow-up communications with the provider concerning the status of such orders and their delivery as appropriate to the circumstances to ensure delivery as required by the Project Schedule, and that any such unavailability, inadequacy, or delay is not due to any cause within the reasonable control of Builder or otherwise avoidable through the exercise of due diligence and planning.

14.8In the event of an incident claimed by Builder to constitute Force Majeure, Builder’s Representative shall notify Owner’s Representative at the Shipyard of such claim of Force Majeure on the Day claimed to be lost due to the event of Force Majeure, or as soon as reasonably possible thereafter, and the representatives shall consult that Day or as soon as reasonably possible thereafter.  Builder’s notice shall be in writing and shall include, at a minimum, a description of the event of claimed Force Majeure, an estimate of the duration of the delay anticipated from such event, and the expected impact of the event on the Project Schedule and the

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Delivery Date, if known.  No claim of Force Majeure may be made for an incident or event unless notified to Owner in accordance with this Section, and in any event within seven (7) Days of the incident or event.

14.9If Builder’s Representative and Owner’s Representative agree that the event was or was not one of Force Majeure, they shall document such agreement by email or otherwise in writing, and such agreement shall be conclusive and binding.  If the representatives agree that the event was one of Force Majeure, then the resulting delay shall be a Permissible Delay and the Delivery Date shall be extended by the amount of time equal to the duration of the event.

14.10If the Owner’s Representative does not agree that the event was Force Majeure, then the Owner’s Representative shall refer the issue to duly authorized officers of the Parties for decision.  If the duly authorized officers do not reach agreement within five (5) Working Days, the Parties shall refer such disputes to resolution under Article 25.

14.11Builder shall notify Owner in writing of the end of any claimed Force Majeure event as soon as reasonably practical after its cessation but not exceeding five (5) Working Days and provide an updated Project Schedule reflecting the impact, if any, of the event of Force Majeure.

14.12If Builder claims Permissible Delays due to Force Majeure for one hundred and twenty (120) or more Days in the aggregate, then Owner, in its absolute discretion, shall have the right to terminate this Agreement for convenience upon seven (7) Days prior written notice to Builder.

14.13Upon receipt of such notice, Builder shall release Vessel, and the Work and any Materials or equipment relating thereto to Owner and shall invoice Owner:

(a)

for the portion of the Contract Price(s) allocable to the Work in progress performed on and Material commitments made for the Vessel as of the effective date of the termination, less the aggregate of previous payments relating to Vessel; and

(b)

for all documented expenditures made and costs incurred reasonably necessary to the settling or discharging of outstanding commitments relating to Vessel entered into by Builder in performing under this Agreement.

14.14Owner shall pay the invoice at the time Builder releases the Vessel to Owner, and upon such payment, shall be discharged from further obligations under this Agreement, except as provided in Section 14.15.

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14.15Upon Builder’s release of the Vessel pursuant to Section 14.13 Builder shall allow Owner a reasonable period of time to remove the Vessel and the Materials from the Shipyard, and shall cooperate with Owner with regard to the removal of the Vessel and the Materials from the Shipyard, including launching the Vessel (if it is in a condition for launching), and access to the Shipyard for Persons and equipment necessary to remove the Vessel, including transport of Vessel to and/or from a barge (if the Vessel is not in a condition for launching).  Owner shall not be liable for wharfage or storage for the first seven (7) Days following Delivery, but shall pay Builder for any wharfage and storage thereafter, and shall pay for all other services at Builder’s standard rates.

14.16In the event of termination for Force Majeure pursuant to this Article by Owner, Owner's right to terminate shall be its sole and exclusive remedy and the provisions of Article 16 shall not apply and the termination shall not be deemed to be on account of a Builder default.  Upon such termination and payment by Owner to Builder of the amounts required under Section 14.13, the Parties shall execute and deliver a mutual release of all obligations under this Agreement relating to the Vessel, except for those that this Agreement provides survive termination.

14.17A delay due to the delayed delivery of Owner Furnished Items shall not constitute a Permissible Delay unless the delayed delivery causes an actual delay in the progress of the Work that could not be avoided by the exercise of reasonable judgment by Builder.  The extent of such Permissible Delay shall be only to the extent of its actual impact on the Progress of the Work.  In the event that Builder claims that a delayed delivery should constitute a Permissible Delay, the Parties shall evaluate such claim in accordance with the procedures set out in Sections 14.8 through 14.10, mutatis mutandis.

14.18A delay due to the delayed delivery of necessary Owner-supplied information or documents shall not constitute a Permissible Delay unless: (i) Builder timely informed Owner of the need for such information or documents pursuant to Section 6.9(g) and 6.16(c) and as otherwise reasonable; and (ii) the delayed delivery causes an actual delay in the progress of the Work that could not be avoided by the exercise of reasonable judgment by Builder.  The extent of such Permissible Delay shall be only to the extent of its actual impact on the Progress of the Work.  In the event that Builder claims that a delayed delivery should constitute a Permissible Delay, the Parties shall evaluate such claim in accordance with the procedures set out in Sections 14.8 through 14.10, mutatis mutandis

Article 15EARLY DELIVERY BONUS, LIQUIDATED DAMAGES FOR DELAY

15.1In the event Builder shall deliver the Vessel earlier than the Delivery Date, the Contract Price for the Vessel shall be increased in the amount of [***] per Day for each and every

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Day by which the actual Vessel Delivery Date for the Vessel precedes the Delivery Date, by more than thirty (30) Days, up to a maximum of thirty (30) Days.

15.2Builder shall be entitled to a thirty (30) day grace period in delay of delivery beyond the Delivery Date, after which Builder shall be liable for payment of liquidated damages to Owner in accordance with this Article.

15.3If Builder shall deliver the Vessel later than thirty-one (31) Days after the Delivery Date, then Builder shall pay to Owner as liquidated damages in the form of a reduction in the Contract Price, to the extent any amounts are still owing, and any balance in cash, the amount of [***] per Day for each and every Day that the actual date of Delivery for the Vessel occurs exceeds thirty (30) Days after the Delivery Date, up to sixty (60) Days. of delay.

15.4In the event Builder shall deliver the Vessel later than sixty (60) Days after the Delivery Date, but less than ninety-one (91) Days after the Delivery Date, Builder shall pay to Owner as liquidated damages in the form of a reduction in the Contract Price for the Vessel, to the extent any amounts are still owing, and any balance in cash, the amount of [***] per Day for each and every Day that the actual date of Delivery of that Vessel exceeds sixty (60) Days after the Delivery Date, up to ninety (90) Days of delay.  Any amount payable as liquidated damages under this Section 15.4 shall be in addition to the liquidated damages payable under Section 15.3.

15.5In the event Builder shall deliver the Vessel later than ninety (90) Days after its Delivery Date, but less than one hundred twenty-one (121) Days after the Delivery Date, Builder shall pay to Owner as liquidated damages in the form of a reduction in the Contract Price for the Vessel, to the extent any amounts are still owing, and any balance in cash, the amount of [***] per Day for each and every Day that the actual date of Delivery of the Vessel exceeds ninety (90) Days after the Delivery Date, up to one hundred twenty (120) Days of delay.  Any amount payable as liquidated damages under this Section 15.5 shall be in addition to the liquidated damages payable under Sections 15.4 and 15.3.

15.6In the event Builder shall deliver the Vessel later than one hundred twenty (120) Days after the Delivery Date, but less than one hundred fifty-one (151) Days after the Delivery Date, Builder shall pay to Owner as liquidated damages in the form of a reduction in the Contract Price for the Vessel, to the extent any amounts are still owing, and any balance in cash, the amount of [***] per Day for each and every Day that the actual date of Delivery of the Vessel exceeds one hundred twenty (120) Days after the Delivery Date, up to one hundred fifty (150) Days of delay.  Any amount payable as liquidated damages under this Section 15.6 shall be in addition to the liquidated damages payable under Sections 15.5, 15.4 and 15.3.

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15.7In the event Builder shall deliver the Vessel later than one hundred and fifty (150) Days after its Delivery Date, Builder shall pay to Owner as liquidated damages in the form of a reduction in the Contract Price for the Vessel, to the extent any amounts are still owing, and any balance in cash, the amount of [***] per Day for each and every Day that the actual date of Delivery for the Vessel exceeds one hundred and fifty (150) Days after the Delivery Date.  Any amount payable as liquidated damages under this Section 15.7 shall be in addition to the liquidated damages payable under Sections 15.6, 15.5, 15.4 and 15.3.

15.8In no event shall Builder's aggregate liability for liquidated damages under this Article exceed [***].

15.9The Parties agree that in the event of late Delivery, Owner shall suffer damages that are difficult to ascertain, and the Parties acknowledge and agree that liquidated damages in the amounts set forth herein are a reasonable estimate of the anticipated damages that Owner may suffer as a result of delayed Delivery and are not a penalty.  It is understood and agreed by and between Builder and Owner that such reduction in the Contract Price for the liquidated damages or payment of any balance in cash shall be in lieu of all other delay damages available to Owner for the late Delivery of the Vessel under this Agreement or at law or in equity (except for the injunctive relief set forth Sections 6.6 and 25.11, if any, and shall be construed as liquidated damages and as a waiver of any rights or remedies otherwise available for the failure to timely complete the Vessel on or before the Delivery Date as such may be adjusted.  Notwithstanding the foregoing, Owner specifically reserves its equitable remedies for injunctive relief as contemplated by Sections 6.6 and 25.11.  Liquidated damages shall cease to accrue at such time that Builder tenders Delivery to Owner of Vessel if construction of the Vessel is fully completed in accordance with the Contract Documents except for minor items which do not adversely affect the ability of the Vessel to be classed, registered, and lawfully operated in the service for which it was constructed and which are consented to by Owner, for which minor items consent shall not be unreasonably withheld.

15.10In the event Builder shall not have delivered Vessel on or before one hundred fifty-one (151) Days after its Delivery Date, Builder shall be in default under this Agreement and in addition to the liquidated damages due, Owner may at its option terminate this Agreement pursuant to Section 16.2.

Article 16DEFAULT AND TERMINATION

16.1The following events shall constitute events of default by Builder:

(a)	Builder fails to establish and maintain the Project Schedule as required by Article 6 that would permit Owner to terminate the Agreement pursuant to Section 6.15;

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(b)	Builder materially fails to execute or perform the Work in accordance with this Agreement;
(c)

a Regulatory Authority advises in writing that it will withhold a certificate or certification required for the operation of the Vessel or by the Contract Documents, or impose an adverse limitation on the Vessel’s operations;

(d)

Builder materially disregards laws, ordinances, rules, regulations or orders of any Regulatory Authority or other public authority with regard to a matter in connection with the construction of the Vessel or the Work;

(e)

Owner Furnished Items, Owner's materials, supplies, and equipment identified with the Vessel, or Materials are removed from Builder's Shipyard without Owner's consent or are applied to a vessel not owned by Owner without Owner’s express written consent;

(f)

Builder or any other Person files in any court a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Builder's property, or an order of discharge of Builder is ordered by any Court;

(g)

Builder makes an assignment for the benefit of creditors or petitions for or enters into an agreement or agreements with its creditors, and by reason of any of these events Builder's obligations under this Agreement are assigned to or are to be or are performed by a Person other than Builder;

(h)

Builder fails to cause the removal of, or the posting of adequate security for the removal of, any Liens, privileges, or security interests against the Vessel, the Material, or Owner Furnished Items, except for those Liens, privileges, or security interests created by Owner or Owner's subcontractors or vendors, or to which Owner has consented, such consent not to be unreasonably withheld;

(i)	Delay in the construction or Delivery of the Vessel that would permit Owner to terminate the Agreement pursuant to Section 6.18;
(j)	Builder fails to deliver to Owner the Bond or the Letter of Credit required by this Agreement within the time required under Sections 13.1 and 13.2, respectively; or
(k)	Builder fails to perform any other material obligation of Builder under this Agreement.

16.2Upon the occurrence of an event of default set forth in Section 16.1, Owner, by giving written notice of any such event to Builder, may terminate the Agreement subject to the

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following.  Such right of termination shall be in addition to and without prejudice to, any other remedies Owner may have under this Agreement.  However, except where termination occurs pursuant to Sections 6.15 (failure to establish and maintain the Project Schedule), 13.4 (failure to provide the required financial security), 14.12 (Force Majeure for one hundred twenty (120) Days or more), or 15.10 (failure to deliver the Vessel on or before  one hundred fifty one (151) Days after the Delivery Date,) no termination shall be effective if Builder cures the noticed event of default within thirty (30) Days after receipt of Owner's written notice.

16.3Upon Owner’s election to terminate the Agreement pursuant to Section 16.2, Owner shall have the option to transport the Work in progress and Owner Furnished Items pertaining to the Vessel from Builder's Shipyard to another location, and complete the Work by such means as Owner deems fit, or dispose of the Vessel in its incomplete state and retain all proceeds therefrom, subject to the following terms:

(a)

In the event of the exercise of such option, upon Owner's termination of this Agreement becoming effective pursuant to this Article, Builder will promptly undertake, at its sole cost, to place all Work and Owner Furnished Items pertaining to Vessel in a suitable condition for transportation to another location.

(b)

Builder shall provide Owner access to such Work and Owner Furnished Items and provide reasonable assistance to Owner in the removal from the Shipyard of any Work completed to the date when the Work was discontinued, and shall allow Owner and Owner's Representative continuing access to Builder's Shipyard and storage areas for a period of thirty (30) Days following the effective date of termination in order to remove the Work, any related Materials that have been paid for by Owner, and Owner Furnished Items to another location.

(c)

Owner shall be liable to pay to Builder only for those parts of the Work and Materials incorporated into, supplied, or delivered to the Vessel or Owner by Builder, less the amount of the Contract Price previously paid by Owner.

16.4In the event of a Builder’s default under Subsections 16.1(f) or 16.1(g), as an alternative to Owner’s right to remove the Work from Builder’s Shipyard under Section 16.3(a), Owner shall have the right to complete the Work, or portions of the Work, at Builder’s Shipyard, including the right to continued access to and use of Builder’s Shipyard and all equipment of the Builder in Builder’s Shipyard as may be required by Owner to complete the Work, subject to the following terms:

(a)	Such right to access to, and use of, Builder’s Shipyard and equipment shall continue for not more than thirty (30) Days, exclusive of time permitted for the removal of

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the Work and Owner Furnished Items pursuant to Section 16.3, and delays satisfying the standards for Permissible Delays pursuant to Article 14.
(b)

Owner shall be liable to pay to Builder only for those parts of the Work incorporated into, supplied, or delivered to the Vessel by Builder, less the amount of the Contract Price previously paid by Owner; and the continued use of the Shipyard and the equipment pursuant to this Section shall be free of any rent or any further charges.

(c)

During such continued use of the Shipyard and equipment, Owner shall be responsible to comply with the requirements of Section 8.3 (compliance with rules and regulations at the Shipyard), and Builder shall be responsible to comply with the requirements of Sections 8.2 (provision of access to the facilities) and 8.4 (provision of access to the Vessel).

(d)

During such period of time as the Work remains at the Shipyard following termination of the Agreement pursuant to Section 16.2, Owner shall be required to maintain reasonable Builder’s Risk insurance naming Builder as an additional assured, and shall further hold harmless and indemnify Builder against any claims, liabilities, or damages caused by the negligence or wrongful act of Owner or Owner’s subcontractors at the Shipyard.

16.5Prior to exercising its rights under Sections 16.3 or 16.4, Owner shall consult with Builder to develop a course of action for the safe, efficient, and cooperative coordination of the actions to be carried out.

16.6In the event that Owner elects to complete the Vessel pursuant to Section 16.3 or Section 16.4, Builder shall pay to Owner any additional direct costs incurred by Owner to complete the Vessel, including any costs of relocation, over and above the balance of the Contract Price, provided that Owner shall use commercially reasonable efforts to mitigate any such additional costs incurred to complete and relocate the Vessel, and subject to the limitations of Article 17.

16.7In the event that Owner disposes of the Vessel pursuant to Section 16.3, Builder shall pay to Owner the difference, if any, between the proceeds of such disposition and the amounts paid by Owner to Builder, provided that Owner shall carry out the disposition of the Vessel in its unfinished state in a commercially reasonable manner, and subject to the limitations of Article 17.  Builder shall have the right to bid for the purchase of all items put on sale or otherwise offered for disposal by the Owner.

16.8If Owner terminates the Agreement in accordance with terms of this Agreement, Owner may call upon the Bonds, the Letter of Credit, or the Builder’s Corporate Parent Guarantee

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provided by Builder pursuant to Article 13 and may invoke all rights and remedies available to it pursuant to the Bonds, the Letter of Credit, or the Builder’s Corporate Parent Guarantee as applicable.

16.9Upon termination of this Agreement by Owner, Owner may, in its absolute discretion, require Builder promptly to assign and/or deliver to Owner, to the extent Builder is permitted to do so, all or any (in each of the following cases, only as they directly relate to the Vessel): (a) bids or proposals; (b) subcontracts; (c) construction plans; (d) Materials, tools and equipment (to the extent paid for by Owner); (e) rental agreements; (f) Work, including the Vessel (to the extent Owner has title to same in accordance with Section 22.1); and (g) any other commitments directly related to the Vessel.  In the event of any such assignments as required hereunder, Builder shall promptly execute and deliver to Owner written assignments of the foregoing in a form reasonably acceptable to Owner.

16.10The following events shall constitute events of default by Owner:

(a)

Owner shall fail to make any payment when required under this Agreement, and such payment is not made within five (5) Working Days after Owner's receipt of written notice of the failure of payment from Builder to Owner;

(b)

Owner or any other Person files in any court a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Owner’s property, or an order of discharge of Owner is ordered by any Court;

(c)

Owner makes an assignment for the benefit of creditors or petitions for or enters into an agreement or agreements with its creditors, and by reason of any of these events Owner's obligations under this Agreement are assigned to or are to be or are performed by a Person other than Owner; or

(d)	Owner fails to perform any other material payment obligation of Owner under this Agreement.

16.11If Owner fails to timely cure a payment default in accordance with Article 16.10(a), then Builder may in its absolute discretion, suspend or reschedule progress of the Work (such right being in addition to any other right granted hereunder or by operation of law) until such time as Builder receives the overdue payment from Owner.

16.12Upon the occurrence of any event of default by Owner under Section 16.10, Builder, upon thirty (30) Days’ written notice to Owner, may terminate this Agreement.  However, during such thirty (30) Day notice period, Owner shall have the absolute right to cure any such

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default, in which case this Agreement shall not be terminated.  If such default is not timely cured, Builder may, at its option, terminate the Agreement in whole or in part, and may:

(a)	demand performance from Owner;
(b)	seek resolution of the payment default through the procedure set forth in Article 25;
(c)

sell the Vessel in its then-present condition and location at a public auction announced at least twenty (20) Days in advance in Lloyd’s List (print and internet) provided written notice of the auction has been provided to Owner; or

(d)	complete the Vessel and sell it to a third party.

16.13The proceeds of the sale of the Vessel pursuant to Subsections 16.12(c) or 16.12(d), net of all expenses, shall be applied to any unpaid balance due and owing to Builder.  The excess proceeds from any such auction or sale shall be paid to Owner, without further set-off.  If the proceeds of the sale of the Vessel pursuant to this Section, net of all expenses, are insufficient to pay the outstanding balance due to Builder, then Builder may seek recovery of the amount remaining outstanding in accordance with Article 25.

16.14Any delay by Owner or its representatives in providing to Builder or its agents any Owner-supplied information, documents and/or goods or materials for the construction of a Vessel shall not constitute a breach or default of this Agreement by Owner but shall be covered instead by the appropriate provisions of Article 14 relating to Permissible Delays.

Article 17LIMITATION OF DAMAGES

17.1Except as contemplated by Article 15 or as otherwise expressly provided herein, neither Party shall be in any way liable to the other for any incidental, consequential, or exemplary damages of any kind or nature, including, but not limited to, loss of profits and loss of use of the Vessel, delay or unavailability of the Shipyard or its facilities, storage of rejected or unused materials, punitive damages, or similar claims arising from any cause of action of any kind or nature, including but not limited to negligence, strict liability, fault, contract, warranty, indemnification, or any other causes of actions arising out of or in connection with or pertaining to this agreement or a vessel constructed hereunder.  The waiver of incidental, consequential, and exemplary damages as set forth herein is an essential condition of this Agreement and each Party acknowledges that the other would not have entered into this Agreement without such waiver of incidental and consequential damages.

17.2In no event shall Builder's total liability to Owner pursuant to this Agreement or to anyone claiming by or through Owner, for any costs, claim, judgment, demand, Lien, or loss

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arising under this Agreement, and/or in negligence, contract, warranty, tort or any other theory of liability, be greater in the aggregate than [***] percent ([***]%) of the Contract Price under this Agreement.  It is understood and agreed that the aggregate amount of Builder's total liability hereunder is to be secured by the Bonds, the Letter of Credit, and the Builder’s Corporate Parent Guarantee required by Article 13.

17.3In no event shall the foregoing limitations of liability apply to any third-party personal injury, property damage or pollution claims.

Article 18ASSIGNMENT OF THIS AGREEMENT

18.1This Agreement shall inure to the benefit of Builder and Owner and their successors and assigns and shall be binding upon Builder and Owner and their successors and assigns; provided that Builder shall not assign this Agreement or any interest hereunder without the prior written consent of Owner, such consent not to be unreasonably withheld.  Such limitation on assignment of this Agreement is expressly intended to apply to any purported assignment of a security interest in this Agreement.  Any purported assignment by Builder without Owner’s prior written consent shall be null and void.

18.2If Builder assigns its rights under this Agreement, Builder shall at all times remain jointly and severally liable with the assignee under this Agreement unless Owner agrees otherwise in writing.

18.3Owner may at any time sell the Vessel and/or assign this Agreement, or its rights hereunder upon written notice to Builder, but Owner shall at all times remain jointly and severally liable under the Agreement unless Builder agrees otherwise in writing.  Any such assignment by Owner shall not be grounds for termination of this Agreement.

Article 19COMPLIANCE WITH LAWS

19.1Builder shall comply with all applicable laws, rules, regulations, and requirements of any Regulatory Authorities that are in effect or that shall become effective as to the Vessel, its construction, or Builder’s operations during the term of this Agreement.

19.2Builder shall procure at its own expense such permits from the United States and applicable State and local authorities in all jurisdictions in which Builder is performing the Work as may be required or otherwise appropriate in connection with beginning or carrying on the completion of the Work.

19.3Builder shall at all times comply with all United States, State, and local laws in all jurisdictions in which Builder is performing the Work in any way affecting the Work.  Any changes

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in Coast Guard regulations or Classification Society Rules applicable to the Vessel that have not previously been incorporated in the Contract Documents and that affect the Work, the Delivery Date, or the Contract Price, may be the subject of a Change Order pursuant to Section 7.8.

Article 20INTELLECTUAL PROPERTY

20.1Builder agrees to defend, at its own expense, any claim or action for actual or alleged infringement (including contributory or vicarious infringement) of any patent, copyright, trademark or other intellectual property right (including, but not limited to, misappropriation of trade secrets) (such claims or actions, collectively, “IP Claims”) brought by any third party against Owner and/or any of Owner Group, as defined in Section 23.1, based upon the design materials, processes, machinery and equipment supplied by Builder and embodied in the Work.

20.2Owner agrees to defend, at its own expense, any IP Claims brought by any third party against Builder and/or any of the Builder Group, as defined in Section 23.3, based upon the design materials, processes, machinery and equipment supplied by Owner and embodied in the Work.

20.3Each Party further agrees to indemnify and hold harmless the other Party and its respective Group from and against any and all liabilities, losses, costs, damages, and expenses (including reasonable attorneys' fees) associated with any such IP Claims incurred by the other Party and/or its respective Group.

20.4Builder shall conduct and control the defense of any IP Claim or action which Builder is required to defend under Section 20.1 and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing between the Parties hereto.

20.5Owner shall conduct and control the defense of any IP Claim or action which Owner is required to defend under Section 20.2 and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing between the Parties hereto.

20.6Builder agrees to give Owner, and Owner agrees to give Builder, as appropriate, prompt written notice of any written threat, warning or notice of any such IP Claims or action.

20.7If in any such suit so defended, all or any part of the Work (or any design element, component, equipment or material thereof) that is supplied by a Party is held to constitute an infringement or violation of any third party's intellectual property rights and is enjoined, or if in respect of any claim of infringement such Party deems it advisable to do so, such Party shall at its sole option and absolute discretion take one or more of the following actions at no additional cost to the other Party: (a) procure the right to continue the use of the same without material interruption

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for the other Party or (b) take back the infringing design element, component, equipment or material and restore it with non-infringing design element, component, equipment or material acceptable to the other Party at no additional cost to the other Party.

20.8Owner represents and warrants that it owns, and will maintain during this Agreement, sole and unencumbered ownership of the Design and any other Detailed Construction Documentation prepared by or for Owner or its subcontractors in connection with the Work, including all Intellectual Property rights necessary to perform the Work contemplated herein and convey to Builder the limited rights to the Design as specified in Article 5.4 and as otherwise contemplated by this Agreement.

20.9Owner further represents and warrants to Builder that Owner's foregoing ownership rights include rights embodied in any design element, component, equipment or material and that Builder may peacefully enjoy such rights as derived from Owner and granted to Builder as set forth in this Agreement.  This warranty shall survive the termination of this Agreement.  Notwithstanding the foregoing, however, if in any suit defended pursuant to this Article 20, all or part of the Design (or any design element, component, equipment or material thereof) is held to constitute an infringement or violation of any third party’s intellectual property rights and is enjoined thereby impeding progress of the Work, Owner agrees that any Days for which the progress of the Work is enjoined shall constitute Permissible Delay.

20.10Builder acknowledges and agrees that the Design and the Intellectual Property embodied in the Design and the Work is and shall remain Owner's sole and unencumbered property.

Article 21NOTICES AND COMMUNICATIONS

21.1Any notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by either United States certified mail (express delivery with signed receipt), facsimile, courier service with signed receipt on delivery, hand delivery with signed receipt, or electronic mail if receipt of such communication is confirmed in writing or by electronic mail from all “to” addressees.  A notice shall be effective upon delivery.

21.2Notices hereunder shall be sent to the following Persons:

If to Owner:

GREAT LAKES DREDGE & DOCK, LLC.

2122 York Road

Oak Brook, Illinois 60523

Attention: Katie Mackie LaVoy

Senior Vice President, Chief Legal Officer, Chief Compliance Officer, and

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Corporate Secretary

Telephone: [***]

Email: [***]

with a copy to:

H. Allen Black III

Mills Black LLP

1215 19th Street, NW

Washington, DC  20036

Telephone:  + (202) 467-4182

Email: hablack@millsblack.com

If to Builder:

CONRAD SHIPYARD, L.L.C.

1501 Front Street

Morgan City, Louisiana 70380

Attention:  [***]

Title:  Executive Vice-President, Chief Operations Officer

Voice:  [***]

Fax: [***]

Email:  [***]

with copy to:

[***]

Contracts Administrator/Corporate Counsel

P.O. Box 790

Morgan City, Louisiana 70381

Voice:  [***]

Fax: [***]

Email: [***]

21.3Notwithstanding any other provision of this Agreement, all final authorizations and agreements concerning deductions from, additions to, or modifications of the Vessel design or Specifications or any agreements that concern changes in the Delivery Date of the Vessel and/or Contract Price of the Vessel shall not be valid or binding on either Party unless signed by one of the below designated representatives for each Party or their respective successors in office:

OWNER:	David S. Simonelli, President of Dredging

BUILDER:	[***]

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21.4Each Party agrees that at least one of its designated representatives will be available for consultation during normal working hours.  The Parties further agree that a Party may change its above-designated representatives upon ten (10) Working Days’ prior written notice.

Article 22TITLE, SECURITY, AND WARRANTY OF TITLE

22.1Title in and to Vessel as it is constructed shall progressively vest, and once vested shall in all events remain, in Owner, not Builder, as Vessel is constructed.

22.2Title to specific items of Major Equipment procured by Builder shall vest in Owner free of any Liens of Builder or Builder’s creditors upon Owner’s payment of supplier’s invoice for such items pursuant to Section 4.3.

22.3Title to all Major Equipment, Materials, parts, equipment, or other items furnished by Builder in connection with the Work shall vest in Owner of when the same is either (a) paid for by Owner pursuant to Section 4.3; (b) actually installed or incorporated in the Work; or (c) delivered to the Shipyard or other locations and identified with the Vessel or marked by Builder or Owner's Representative as pertaining to the Vessel prior to incorporation into the Work, whichever of (a), (b), or (c) occurs sooner.

22.4Notwithstanding Sections 22.1 or 22.3, but subject to Section 22.2, Owner's title to the Vessel, the Work, Materials, parts, and equipment shall be subject to Builder’s possessory Lien for any outstanding payments due from Owner to Builder under this Agreement as provided under applicable law.

22.5Title to all Owner Furnished Items shall at all times be vested in Owner free and clear of any interest or claim of Builder.

22.6Notwithstanding the other provisions of this Article, Builder shall bear the risk of loss of the Vessel, the Work, and all Materials, parts, and equipment identified to the Vessel until the Vessel is completed and delivered to and accepted by Owner pursuant to an executed Protocol of Delivery and Acceptance in accordance with this Agreement.

22.7If, notwithstanding the express provisions of this Article, Vessel or any of the property to which Owner holds title as described in this Article, is for any reason deemed by any court of competent jurisdiction not to be the property of, and owned by, Owner, then Builder, to the extent it has any interest therein, alternatively hereby grants a first priority security interest in the Vessel, the Work, and all Materials, parts, and equipment identified to the Vessel in favor of Owner.  The foregoing security interest granted hereby in the alternative shall secure all of Builder's obligations to Owner under this Agreement.  Owner shall have the right to file without

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any further consent or signature of Builder one or more UCC-1 Financing Statements against Builder covering the Vessel, the Work, and all Materials, parts, and equipment identified to the Vessel, giving notice of its ownership and/or its security interests therein.

22.8Immediately upon any property described in this Article becoming or being deemed the property of Owner under the provisions of this Article, Builder shall conspicuously mark or cause to be marked on the bow of Vessel, and also on all such other property or its packaging, Builder's Hull Number for the Vessel.

22.9Builder shall use its best efforts to arrange its contractual arrangements with all of its Subcontractors and Suppliers such that full effect will be given to the title provisions of this Article and, without limiting the foregoing, shall ensure that all property shall be supplied on the following conditions:

(a)

that the title to such property supplied by a Subcontractor or Supplier (whether in the course of construction or completed and whether before or after delivery to Builder) shall vest immediately in Builder (and thence, pursuant to Article 22.1, immediately in Owner), subject only to the Subcontractor's or Supplier's possessory lien, if any, for any unpaid balance of the purchase price of such property; and

(b)

that the Subcontractor or Supplier shall not, upon receipt by it of the purchase price for such property, be entitled, as against Owner, to claim any title or Lien therein by reason of obligations or liabilities of Builder to the Subcontractor of Supplier in respect of any other deliveries made by the Subcontractor or Supplier to Builder, or for any other reason.

22.10Builder warrants that it shall deliver the Vessel with clear title to Owner, free and clear of all Liens and encumbrances.

22.11In the event of the filing or attaching of any Lien or encumbrances created or suffered by or through Builder or any of its Subcontractors or Suppliers against the Vessel before the Delivery Payment, Owner may, but shall not be required to, satisfy the same out of any amount remaining to be paid to Builder hereunder, except where Builder notifies Owner of a bona fide dispute between Builder and such lienor.  When final payment is to be made under this Agreement, as condition precedent thereto, Owner may, in its discretion, require that Builder provide to Owner a statement certifying and indemnifying Owner against any Liens or rights in rem of any kind against the Vessel or its respective machinery, fittings, or equipment which relate to actions of Builder and excluding any Liens or encumbrances created by Owner.

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22.12In addition to and notwithstanding the foregoing, but subject to the provisions contained in Section 22.4, Builder agrees to indemnify Owner, the Vessel, and/or Materials identified to the Vessel, and hold them harmless from and against all Liens and claims for labor, material, taxes, privileges and licenses arising out of, in connection with, or resulting from the operations or activities of Builder, its employees or agents or Subcontractors and the employees or agents of their Subcontractors, and agrees to defend any such claim asserted or suit brought against Owner, the Vessel, and/or Materials identified to the Vessel, and to pay any judgment rendered in any such action, provided, however, that Owner shall have the right, if it so elects, to participate at its own expense in the defense of any such claims or suits, but such participation shall not operate to affect Builder's liability and obligation hereunder.

Article 23INDEMNIFICATION

23.1BUILDER SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS OWNER, ITS PARENT, OFFICERS, AGENTS, EMPLOYEES, SUBSIDIARIES, AFFILIATES, SUCCESSORS, ASSIGNS, INSURERS, AND VESSELS (HEREINAFTER COLLECTIVELY REFERRED TO AS “OWNER GROUP”) AGAINST ANY AND ALL LIABILITY, CLAIMS, DEMANDS, LOSSES, SUITS, LIENS, CAUSES OF ACTION OF EVERY KIND AND CHARACTER AND THE COSTS THEREOF INCLUDING, WITHOUT LIMITATION, COURT COSTS, ANY OTHER LITIGATION EXPENSES, ATTORNEYS FEES, SETTLEMENTS AND JUDGMENTS, FOR PERSONAL INJURY (INCLUDING, BUT NOT LIMITED TO, CLAIMS, DEMANDS, OR SUITS FOR BODILY INJURIES, EMOTIONAL AND PSYCHOLOGICAL INJURIES, ILLNESSES, DISEASES, DEATH, LOSS OF SERVICES, LOSS OF SOCIETY, DIMINISHED EARNINGS CAPACITY, MAINTENANCE AND CURE, WAGES, WORKER'S COMPENSATION) OR PROPERTY LOSS OR DAMAGE WHICH IS BROUGHT AGAINST ANY MEMBER OF OWNER GROUP BY ANY MEMBER OF BUILDER GROUP AND WHICH ARE ALLEGED TO ARISE OUT OF, BE INCIDENT TO, ARISE IN CONNECTION WITH, OR RESULT FROM OCCURRENCES THAT ARISE BEFORE DELIVERY.  BUILDER AGREES TO DEFEND AND INDEMNIFY OWNER GROUP WHETHER THE SUIT OR CLAIMS ARE OCCASIONED, BROUGHT ABOUT, OR CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE, FAULT OR STRICT LIABILITY (INCLUDING UNSEAWORTHINESS) OF OWNER GROUP.  BUILDER ALSO AGREES TO INDEMNIFY OWNER GROUP FOR ALL COSTS, EXPENSES, AND ATTORNEYS FEES EXPENDED BY OWNER GROUP IN THE ENFORCEMENT OF THIS SECTION 23.1.

23.2BUILDER FURTHER REPRESENTS TO OWNER THAT THE SHIPYARD AND BUILDER'S OTHER FACILITIES DO NOT HAVE ANY CONDITION OF POLLUTION

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OR CONTAMINATION THAT COULD GIVE RISE TO LIABILITY OF OWNER GROUP FOR REMEDIATION, CLEANUP, DAMAGES, PENALTIES, OR COSTS OF ANY KIND.  BUILDER AGREES TO RELEASE, DEFEND, INDEMNIFY AND HOLD OWNER GROUP HARMLESS AGAINST AND IN RESPECT OF ALL CLAIMS, LOSSES, LIABILITIES, REMEDIATION OR CLEAN-UP COSTS, OR ANY FINES, PENALTIES, ASSESSMENTS, OR EXPENSES WHICH MAY BE IMPOSED UPON, INCURRED BY, OR ASSESSED AGAINST ANY MEMBER OF OWNER GROUP BY ANY OTHER PARTY OR PARTIES (INCLUDING, WITHOUT LIMITATION, A GOVERNMENTAL ENTITY), ARISING OUT OF, IN CONNECTION WITH, OR RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING: (A) BUILDER'S BREACH OF ANY OF THE REPRESENTATIONS SET FORTH ABOVE IN THIS SECTION; (B) ANY ENVIRONMENTAL POLLUTION OR CONDITION OF CONTAMINATION AT THE SHIPYARD OR ANY OTHER OF BUILDER'S FACILITIES THAT MAY GIVE RISE TO LIABILITY, EVEN IF NOT DISCOVERED UNTIL A LATER DATE.

23.3OWNER SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS BUILDER, ITS PARENT, OFFICERS, AGENTS, EMPLOYEES, SUBSIDIARIES, SUBCONTRACTORS, AFFILIATES, SUCCESSORS, ASSIGNS, INSURERS, AND VESSELS (HEREINAFTER AND BEFORE COLLECTIVELY REFERRED TO AS “BUILDER GROUP”) AGAINST ANY AND ALL LIABILITY, CLAIMS, DEMANDS, LOSSES, SUITS, LIENS, CAUSES OF ACTION OF EVERY KIND AND CHARACTER AND THE COSTS THEREOF INCLUDING, WITHOUT LIMITATION, COURT COSTS, ANY OTHER LITIGATION EXPENSES, ATTORNEYS FEES, SETTLEMENTS AND JUDGMENTS, FOR PERSONAL INJURY (INCLUDING, BUT NOT LIMITED TO, CLAIMS, DEMANDS, OR SUITS FOR BODILY INJURIES, EMOTIONAL AND PSYCHOLOGICAL INJURIES, ILLNESSES, DISEASES, DEATH, LOSS OF SERVICES, LOSS OF SOCIETY, DIMINISHED EARNINGS CAPACITY, MAINTENANCE AND CURE, WAGES, WORKER'S COMPENSATION) OR PROPERTY LOSS OR DAMAGE (EXCEPT FOR THE VESSEL, THE MATERIALS OR THE WORK) WHICH IS BROUGHT AGAINST ANY MEMBER OF BUILDER GROUP BY ANY MEMBER OF OWNER GROUP AND WHICH ARE ALLEGED TO ARISE OUT OF, BE INCIDENT TO, ARISE IN CONNECTION WITH, OR RESULT FROM OCCURRENCES THAT ARISE BEFORE DELIVERY.  OWNER AGREES TO DEFEND AND INDEMNIFY BUILDER GROUP WHETHER THE SUIT OR CLAIMS ARE OCCASIONED, BROUGHT ABOUT, OR CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE, FAULT OR STRICT LIABILITY (INCLUDING UNSEAWORTHINESS) OF BUILDER GROUP.  OWNER ALSO AGREES TO INDEMNIFY BUILDER GROUP FOR ALL COSTS, EXPENSES, AND ATTORNEYS FEES EXPENDED BY BUILDER GROUP IN THE ENFORCEMENT OF THIS SECTION 23.2.

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23.4The foregoing indemnity obligations shall also include reasonable attorneys' fees, investigation costs and other costs and expenses incurred by the other Party and/or its Indemnitees with respect to the matters described in this Article.

23.5The indemnification provisions set forth in this Article shall survive the termination of this Agreement.

Article 24TECHNICAL DISPUTES.

24.1The Parties agree that their mutual intent is to resolve any disagreements regarding the design or construction of the Vessel through good faith discussions; and to resolve such disputes promptly, efficiently, and reasonably.

24.2Any dispute between the Parties regarding the fitness of the design, plans, or construction of the Vessel, its machinery and equipment, and/or regarding the Materials and/or workmanship with regard to satisfaction of Classification Society Rules or Regulatory Agency requirements (such disputes, “Approval Disputes”) shall be determined by the Classification Society (acting with or by its assigned surveyor).  The decision of the Classification Society as to such matters shall be final, conclusive, and binding upon the Parties.

24.3Any other dispute regarding the Materials and/or workmanship in connection with the Vessel, including interpretations of the Specifications (such disputes, “Technical Disputes”), shall be referred to a jointly appointed surveyor (the “Joint Surveyor”).  The decision of the Joint Surveyor as to such matters shall be final, conclusive, and binding upon the Parties.  In the event that the Parties cannot agree upon a Joint Surveyor, a Joint Surveyor will be appointed by arbitrators appointed for that purpose in accordance with Article 25.

24.4The costs of resolving any Approval Dispute or Technical Dispute, including Classification Society charges, Joint Surveyor charges, and delays due to such dispute, shall be for the account of the non-prevailing Party.  In the event that both Parties prevail in part, the costs shall be split equally.

24.5The cost of any survey occasioned by a warranty claim, as well as the cost of transporting service Persons and parts to the Vessel to make needed repairs in connection with such warranty claim, shall be borne as follows:

(a)	by Owner in the event that the Classification Society concludes that the defect, flaw, or repair is not covered by the express warranty described in this Agreement; or
(b)	by Builder in the event that the Classification Society concludes that the defect, flaw, or repair is covered by the express warranty described in this Agreement.

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Article 25DISPUTE RESOLUTION AND LIMITATIONS PERIOD

25.1Approval Disputes and Technical Disputes shall be resolved in accordance with Article 24.  Any dispute arising under or related to this Agreement not resolved pursuant to Article 24 shall be resolved in accordance with this Article.

25.2If any dispute or controversy between the Parties arises out of or in connection with this Agreement, the Parties agree that they shall use their best efforts to settle their differences by good faith consultations and discussions.

25.3If the Parties are unable to resolve the dispute within thirty (30) Days, or such longer period as they mutually agree, either Party may call for mediation of the dispute, with such mediation to be held in Houston, Texas or such other location as may be mutually agreed, using a disinterested mediator agreeable to both Parties, with the cost of such mediation shared equally by both Parties.

25.4Any dispute not otherwise resolved by mediation shall be settled by binding arbitration under the Rules of the Society of Maritime Arbitrators, Inc. (the “SMA Rules”) except as modified below or as otherwise agreed by the Parties, with such arbitration to be held in New York, New York or such other location as may be mutually agreed.

25.5Except for warranty claims subject to the notification requirements set forth in Article 11, notice of any claim for relief of either Party against the other for breach of any obligation or duty arising under this Agreement or relating to the subject matter of this Agreement shall be given within three (3) years after Delivery of the Vessel.  Failure to bring such claims within such period shall result in such claims being barred and forever waived.

25.6Arbitration shall be commenced by either Party by written notice (a “Notice of Arbitration”) to the other Party within thirty (30) Days after mediation is conclusively terminated.  Such Notice of Arbitration shall state the issue to be arbitrated and identify the Party’s appointed arbitrator.

25.7The other Party shall, by written notice within fifteen (15) Days after receipt of the Notice of Arbitration, appoint a second arbitrator.  If the other Party shall fail to appoint a second arbitrator within that time period, the first appointed arbitrator shall serve as sole arbitrator of the dispute.  If the other Party does timely appoint a second arbitrator, the two Party-appointed arbitrators shall select a third arbitrator in accordance with the SMA Rules.  The Party-appointed arbitrators shall jointly provide a written notice of the selection of the third arbitrator to both Parties within five (5) Days after such selection.  The selected third arbitrator shall serve as chairman of

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the arbitration panel.  The arbitration panel shall hold an arbitration hearing within thirty (30) Days after the appointment of the third arbitrator.

25.8Qualifications of the Arbitrators.

(a)	An arbitrator may not have any direct or indirect financial or personal interest in the outcome of the arbitration.
(b)	An arbitrator may not have acquired from an interested source detailed prior knowledge of the matter in dispute.
(c)

An arbitrator may not have any close personal ties or business relations with any one of the Parties to the arbitration, any affiliate or associated companies of either of the Parties, any counsel for either of the Parties, or any immediate family members of the foregoing Persons.

(d)	An arbitrator need not be a member of the Society of Maritime Arbitrators, Inc., but must have familiarity with vessel construction issues.

25.9The arbitration panel shall render an award including a provision for payment of costs and expenses of arbitration to be paid by one or more of the Parties hereto, as the arbitration panel deems just.  The decision of the arbitration panel shall be final and binding on the Parties hereto, and judgment may be entered thereon in any court having jurisdiction.

25.10Notwithstanding any contrary provisions in the SMA Rules, the arbitration award shall be withheld from publication.

25.11Nothing in this Article shall be deemed to limit or otherwise restrict the right of either Party to seek injunctive or other equitable relief in any court of competent jurisdiction.

Article 26TAXES, DUTIES, AND TARIFFS

26.1Builder shall be responsible for and pay all taxes, assessments, duties, or fees assessed against Builder, the Shipyard, or Builder’s other facilities as a result of Builder’s performance under this Agreement, employment of workmen, and procurement of Materials, supplies, equipment, or labor, including local, state, and federal taxes, federal import duties, workers' compensation, social security or old age benefits of any nature, unemployment tax, and any other similar taxes, charges, assessments and contributions of any kind now or hereafter payable in connection with the performance of the Work. Builder shall indemnify and hold Owner harmless from any and all liability and expense by reason of Builder's failure to pay such taxes, charges, assessments, and contributions.

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26.2Owner shall be responsible for all taxes, duties, and documentation fees arising from the purchase, sale, use, and documentation of the Vessel.  However, Owner intends to avoid or minimize the imposition of any state sales or use or other taxes with respect to the Vessel to the greatest extent lawfully possible.  Builder agrees that it will not pay any such taxes, duties, or fees, or concede any liability for the foregoing, without prior written notice to Owner.  Owner may seek any lawfully available exemption(s), such as the “removal” exemption, the “interstate or foreign commerce” exemption, the “resale” exemption, or taking delivery of the Vessel in a location outside the boundaries of the State of construction.

26.3The Parties shall cooperate to optimize the tax treatment for all matters within the scope of this Agreement, and shall provide each other with all such documentation as may be reasonably requested to assist the requesting Party in seeking lawful exemptions, exclusions, or reductions of taxation.

26.4In the event that any Materials procured for use in the Work are or shall become subject to actual or potential tariff or duties, the Parties shall individually and cooperatively take such actions as reasonably appropriate to optimize the tariff and/or duty treatment of such Materials and to seek lawful exemptions, exclusions, or reductions of tariffs and duties on such Materials.

Article 27CONTRACT INTERPRETATION

27.1The term “Contract Documents” means this Agreement, including the Specifications attached in Exhibit B, the Contract Drawings, and all other Exhibits hereto, as well as the Design, all Detailed Construction Documentation, and all duly executed Change Orders.

27.2Contract guidance drawings and other drawings and documents furnished by Owner to Builder not included within the defined Contract Documents are provided for the assistance of Builder, but Owner makes no warranty or representations regarding such materials.  Nothing herein is to be interpreted as limiting or excusing Builder’s obligations under Sections 3.2 and 3.3.

27.3The intent of the Parties under the Contract Documents is for Builder to build the Vessel in accordance with the Contract Documents for the respective Contract Price and by the relevant Delivery Date.  The Contract Drawings and Specifications are to be considered as cooperative.  All work necessary for the execution of the Work, if shown on the Contract Drawings and not described in the Specifications, or if shown in the Specifications and not described on the Contract Drawings, shall be considered as a part of the Work and shall be executed by Builder in the same manner and with the same character of material as other portions of this Agreement without extra compensation.  If Builder identifies any conflicts between the Specifications and the

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Contract Drawings, then Builder shall consult with Owner to confirm the specific arrangement or form required.

27.4If there are any conflicts or inconsistencies among the terms of this Agreement and the Specifications, the terms of this Agreement shall take precedence over the Specifications.

27.5Except where expressly stipulated to the contrary, Builder shall provide and pay for all services, labor, overtime labor, standby labor, methods, Materials (including fuel, lubricating oils, hydraulic oils, greases, fresh water), equipment, transportation, taxes, permits and fees and all other facilities and services necessary to complete the Vessel for the Contract Price within the Delivery Date.  Owner shall take over and pay for, at Builder's documented cost, reasonable amounts of all stores remaining aboard the Vessel at the time of Delivery, excluding fresh water, but including fuel oil, diesel oil, lubricating oil, hydraulic oil, and greases.

Article 28PUBLICITY AND DISCLOSURES.

28.1Subject to Owner’s prior written approval, which approval shall not be unreasonably withheld, Builder may use photographs of the Vessel during construction and following Delivery in its promotional materials.

28.2Without limitation to the foregoing and subject to the Parties’ respective intellectual property rights and business activities, the Parties agree to cooperate with regard to the marketing of the Vessel, including hosting of representatives of trade publications, appearances at public events, and similar activities and events.  Nothing herein is intended to require either Party to forego business activities or incur uncompensated expenses for the purposes of marketing activities.

Article 29AUDITS

29.1Owner shall have the limited right to audit the construction, procurement, and accounting records related to the construction of the Vessel under this Agreement as may be reasonably necessary to enforce or protect Owner’s rights under this Agreement with regard to claimed escalation and cost overruns or as otherwise permitted herein.

29.2Such audits shall be conducted at Owner’s expense and upon reasonable notice and upon reasonable terms and conditions.

Article 30MISCELLANEOUS

30.1Entire Agreement.  This Agreement, which includes the Exhibits listed below, all duly executed Change Orders (if any), and amendments or modifications to any of the foregoing

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or to this Agreement, constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes any and all other prior promises, correspondence, agreements, discussions, representations, and understandings, whether oral or written.  No other agreements, promises, correspondence, discussions, representations, or understandings, either express or implied, unless expressly set forth herein, are binding between the Parties.

30.2Due Authority.  Each Party represents and warrants that its execution of this Agreement is duly authorized by all necessary corporate actions and resolutions.

30.3Binding Affect.  This Agreement shall be binding on and inure to the benefit of the Parties and their heirs, legal representatives, executors, successors, and permitted assigns.

30.4No Waivers.  Except with respect to the time limitations set forth in Article 11 and Article 25 concerning warranty claims and dispute resolution procedures, no delay or omission on the part of either Party in exercising or enforcing any right hereunder shall operate or be construed as a waiver or bar to enforcement of such right on that occasion or on any other or future occasion, or a waiver or bar to enforcement of any other right or future right of a Party hereunder on any other or future occasion.

30.5Severability.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

30.6Headings.  The headings in this Agreement are inserted for convenience only and are not to be considered in the construction or interpretation of the provisions of this Agreement.

30.7Modification.  No change or modification of this Agreement shall be valid unless in writing and signed by the Party against whom such change or modification is sought to be enforced.

30.8Drafting.  This Agreement has been drafted and negotiated by both Parties, each with advice of counsel.  For purposes of interpretation and enforcement, this Agreement shall be considered to have been drafted jointly by the Parties.

30.9Duplicate Originals.  This Agreement may be executed in duplicate originals and any true and complete copy shall be deemed an original for any purpose in which an original might otherwise be required.

30.10Counterparts.  This Agreement may be executed in counterparts, each of which shall be effective only upon delivery to the other Party, and each of which shall be taken to be one

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and the same Agreement as if all the Parties had signed the same Agreement.  The Parties may manually execute this Agreement, but each Party agrees that a facsimile, PDF, or other electronic transmission of such signature shall be deemed binding on each Party, and the Parties agree not to contest the validity of this Agreement by reason of the fact that a manually executed copy has not been delivered.

30.11Governing Law.  This Agreement and any disputes arising in connection herewith shall be governed, without consideration of conflicts of law, by and construed in accordance with the laws of the State of New York.  In no event shall this Agreement be subject to or interpreted in accordance with the United Nations Convention on Contracts for the International Sale of Goods.

30.12Confidentiality.  The Parties acknowledge and agree that certain information relating to each of them that may be disclosed to or otherwise acquired by the other in connection with this Agreement and the negotiations leading up to its execution by the Parties, may constitute material, confidential, and non-public information, which shall be governed by the mutual Non-Disclosure Agreement existing between the Parties.  Except to the extent required by law, neither Party will make any announcement or disclosure of the fact that such discussions have occurred, or of the terms of this Agreement without the other Party’s prior written consent, which consent shall not unreasonably withheld.  It is acknowledged and understood by the Parties that each Party shall be permitted to make press releases or other disclosure as may be required by law in the reasonable opinion of each Party's Securities Counsel.

Execution Follows:

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their proper authorized representatives, thereunto duly authorized.

BUILDER

CONRAD SHIPYARD, L.L.C.

Dated:June 5, 2020

/s/ Cecil Hernandez

Name:Cecil Hernandez

Title: President

OWNER

GREAT LAKES DREDGE & DOCK COMPANY, LLC

Dated:June 5, 2020

/s/ Lasse Petterson

Name:Lasse Petterson

Title:Chief Executive Officer & President

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LIST OF EXHIBITS*

Exhibit A	Vessel Contract Price and Delivery Date
Exhibit B	Specifications
Exhibit C	[Intentionally Omitted]
Exhibit D	[Intentionally Omitted]
Exhibit E	Owner Furnished Items
Exhibit F-1	Form of Stage Completion Certificate
Exhibit F-2	Form of Builder's Invoice
Exhibit G-1	Form of Builder's Lien Release
Exhibit G-2	Form of Subcontractors' and Suppliers' Lien Release
Exhibit H	Form of Certificate of Completion and Delivery
Exhibit I	Form of Change Order
Exhibit J	Form of Owner's Warranty Notification to Builder
Exhibit K	Builder's Preliminary Schedule
Exhibit L-1	Form of Payment Bond
Exhibit L-2	Form of Performance Bond
Exhibit M	Form of Protocol of Delivery and Acceptance
Exhibit N	Form of Builder’s Corporate Parent Guarantee
Exhibit O	Time and Material Rates
Exhibit P	Form of Shipyard Contract Deficiency Report
Exhibit Q	Interim Installment and Stage of Completion Schedule
Exhibit R	Alternate Scope Proposals

*EXHIBITS HAVE BEEN OMITTED PURSUANT TO ITEM 601(a)(5) OF REGULATION S-K. THE REGISTRANT AGREES TO FURNISH A COPY OF ANY SCHEDULE OR EXHIBIT TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

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